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                                                                    EXHIBIT 10.9



                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                      AMONG

                              W-H INVESTMENT, L.P.

                                       AND

                               W-H HOLDINGS, INC.

                                       AND

                       THE STOCKHOLDERS IDENTIFIED HEREIN


                           DATED AS OF AUGUST 11, 1997







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                                         TABLE OF CONTENTS


                                              RECITALS


                                             ARTICLE I

                                        THE RECAPITALIZATION
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SECTION 1.1       General Repurchase and Recapitalization Transactions ..........................  1
SECTION 1.2.      Repurchases of Class A Common Stock by the Company ............................  2
SECTION 1.3.      Options .......................................................................  2
SECTION 1.4.      Warrants ......................................................................  3
SECTION 1.5.      Purchaser Investments .........................................................  3
SECTION 1.6.      Restructure of Indebtedness ...................................................  4
SECTION 1.7.      Escrow ........................................................................  4
SECTION 1.8.      Securities Issued at Closing ..................................................  4
SECTION 1.9.      Effect of the Recapitalization
 ................................................  5
SECTION 1.10.     Appointment of Stockholder Representative .....................................  5

                                             ARTICLE II

                                               CLOSING

SECTION 2.1.      Closing .......................................................................  6

                                             ARTICLE III

                            REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.1       Organization and Qualification ................................................  8
SECTION 3.2       Authorization .................................................................  8
SECTION 3.3       No Violation ..................................................................  9
SECTION 3.4       Capitalization of the Company .................................................  9
SECTION 3.5.      Subsidiaries and Equity Investments ........................................... 10
SECTION 3.6       Consents and Approvals ........................................................ 11
SECTION 3.7       Financial Statements .......................................................... 11
SECTION 3.8.      Absence of Undisclosed Liabilities ............................................ 11
SECTION 3.9.      Absence of Certain Changes .................................................... 12
SECTION 3.10.     Corporate Action; Charter and Bylaws .......................................... 13
SECTION 3.11.     Litigation; Product Liability Claims .......................................... 13
SECTION 3.12.     Real and Personal Property; Liens and Encumbrances ............................ 14
SECTION 3.13.     Condition of  Property ........................................................ 14
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SECTION 3.14.     Compliance with Laws .......................................................... 15
SECTION 3.15.     Environmental Matters ......................................................... 15
SECTION 3.16.     Certain Agreements ............................................................ 17
SECTION 3.17.     Employee Benefit Plans ........................................................ 18
SECTION 3.18.     Labor Relations ............................................................... 20
SECTION 3.19.     Insurance ..................................................................... 21
SECTION 3.20.     Brokers' Fees and Commissions ................................................. 21
SECTION 3.21.     Miscellaneous Other Information ............................................... 21
SECTION 3.22.     Proprietary Rights ............................................................ 22
SECTION 3.23.     Taxes ......................................................................... 22
SECTION 3.24.     Inventory and Fixed Assets .................................................... 24
SECTION 3.25.     Accounts Receivable ........................................................... 25
SECTION 3.26.     Customers and Suppliers ....................................................... 25
SECTION 3.27.     Material Facts ................................................................ 25
SECTION 3.28.     Related Party Transactions .................................................... 25
SECTION 3.29.     Closing ....................................................................... 26

                                              ARTICLE IV

                                         REPRESENTATIONS AND
                                      WARRANTIES OF STOCKHOLDERS

SECTION 4.1.      Ownership of Shares ........................................................... 26
SECTION 4.2.      Authorization ................................................................. 26
SECTION 4.3.      No Violation .................................................................. 26
SECTION 4.4.      Brokers' Fees and Commissions ................................................. 27
SECTION 4.5.      Closing ....................................................................... 27

                                                ARTICLE V

                               REPRESENTATIONS AND WARRANTIES OF PURCHASER

SECTION 5.1.      Organization and Qualification ................................................ 27
SECTION 5.2.      Authorization ................................................................. 27
SECTION 5.3.      No Violation .................................................................. 28
SECTION 5.4.      Consents and Approvals ........................................................ 28
SECTION 5.5.      Brokers' Fees and Commissions ................................................. 28
SECTION 5.6.      Investment Intent ............................................................. 28
SECTION 5.7.      Closing ....................................................................... 28
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                                             ARTICLE VI

                                              COVENANTS

SECTION 6.1.      Conduct of Business ........................................................... 29
SECTION 6.2.      Access to Information ......................................................... 31
SECTION 6.3.      Cooperation ................................................................... 32
SECTION 6.4.      Consents and Approvals ........................................................ 32
SECTION 6.5.      Public Announcements .......................................................... 32
SECTION 6.6.      Supplemental Financial Statements; Disclosure Supplements ..................... 33
SECTION 6.7.      Escrow Agreement .............................................................. 33
SECTION 6.8.      Best Efforts; Competing Bids .................................................. 33
SECTION 6.9.      Employment Agreement; Management Stock Options ................................ 33
SECTION 6.10.     Composition of Board of Directors ............................................. 34

                                             ARTICLE VII

                                          CLOSING CONDITIONS

SECTION 7.1.      Conditions to Obligations ..................................................... 34
SECTION 7.2.      Conditions to Obligations of Purchaser ........................................ 35
SECTION 7.3.      Conditions to Obligations of the Company ...................................... 37

                                            ARTICLE VIII

                                    TERMINATION AND ABANDONMENT

SECTION 8.1.      Termination ................................................................... 38
SECTION 8.2.      Procedure and Effect of Termination ........................................... 38



                                             ARTICLE IX

                                      SURVIVAL; INDEMNIFICATION

SECTION 9.1.      Survival ...................................................................... 39
SECTION 9.2.      Indemnification by Stockholders ............................................... 39
SECTION 9.3.      Indemnification by Purchaser .................................................. 40
SECTION 9.4.      Procedure for Indemnification ................................................. 40
SECTION 9.5.      Dispute as to Right of Indemnification ........................................ 41
SECTION 9.6.      Indemnification Cap and Deductible ............................................ 41
SECTION 9.7.      Indemnification of Claims Covered by Insurance ................................ 42
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                                              ARTICLE X

                                          GENERAL PROVISIONS

SECTION 10.1.     Taking of Necessary Action .................................................... 42
SECTION 10.2.     Successors and Assigns ........................................................ 43
SECTION 10.3.     Entire Agreement; Third Party Beneficiaries ................................... 43
SECTION 10.4.     Amendment and Modification .................................................... 43
SECTION 10.5.     Waiver of Compliance; Consents ................................................ 43
SECTION 10.6.     Validity ...................................................................... 43
SECTION 10.7.     Expenses and Obligations ...................................................... 43
SECTION 10.8.     Parties in Interest ........................................................... 43
SECTION 10.9.     Notices ....................................................................... 44
SECTION 10.10.    Governing Law ................................................................. 45
SECTION 10.11.    Counterparts .................................................................. 45
SECTION 10.12.    Headings ...................................................................... 45
SECTION 10.13.    Certain Definitions; Interpretation ........................................... 45
SECTION 10.14.    Entire Agreement .............................................................. 51
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                     AGREEMENT AND PLAN OF RECAPITALIZATION


         THIS AGREEMENT AND PLAN OF RECAPITALIZATION (this "Agreement") is entered into as of August 11, 1997 among W-H Investment, L.P., a Delaware limited partnership ("Purchaser"), W-H Holdings, Inc., a Texas corporation (the "Company"), and each of the persons identified on Schedule A to the Company Disclosure Letter and set forth on the signature page hereto (the "Stockholders").

                                    RECITALS

         A. The parties hereto desire to effect a recapitalization (the "Recapitalization") of the Company.

         B. The Stockholders and Board of Directors of the Company and the general partner of the Purchaser have approved the Recapitalization.

         C. Purchaser, the Company and the Stockholders desire to make certain representations, warranties, agreements and indemnities in connection with the Recapitalization and also desire to set forth various conditions precedent thereto.

         D. In connection with the Recapitalization, each of the optionholders of the Company identified on Schedule B to the Company Disclosure Letter ("Optionholders") and each of the warrantholders of the Company identified on Schedule C to the Company Disclosure Letter will surrender their Options and Warrants as contemplated by this Agreement.

         E. Certain capitalized terms used in this Agreement have the meanings set forth in Section 10.13 hereof.

         THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1

                              THE RECAPITALIZATION

         SECTION 1.1 General Repurchase and Recapitalization Transactions. Subject to the terms and conditions set forth in this Agreement, and as more specifically described in this Article I, (a) each of the holders of Class A Common Stock will sell to the Company all or a substantial portion of their Class A Common Stock and each of the Optionholders and




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Warrantholders will surrender to the Company all of their Options and Warrants and underlying shares of Class A Common Stock, and in consideration thereof, they will receive cash proceeds as more specifically described in Sections 1.2,
1.3 and 1.4 of this Article I. The maximum payments payable pursuant to Sections 1.2, 1.3 and 1.4 before Per Share Purchase Price Adjustments, if any, and any withholding taxes would be $40,801,138, $13,453,500 and $857,850 respectively.

         SECTION 1.2. Repurchases of Class A Common Stock by the Company.

         (a) Subject to the terms and conditions set forth in this Agreement, including, without limitation, that each of the other transactions provided for in this Article I is completed concurrently, the Company shall repurchase from each of the Stockholders holding its outstanding Class A Common Stock, and such Stockholders each, severally and not jointly, hereby agree to sell to the Company, an aggregate of 645,606 shares of Class A Common Stock, at a purchase price per share equal to the difference of $73 minus the Per Share Purchase Price Adjustment, if any, minus the Per Share Escrow Adjustment minus (only with regard to the 45,300 restricted shares issued to certain of the Stockholders who are employees for compensation purposes as restricted stock (the "Restricted Shares")), any withholding or other taxes relating thereto. The foregoing payment will be subject to the due completion, execution and delivery to the Company of a Letter of Transmittal by the holder. Such shares shall be repurchased from the Stockholders on a pro rata basis, such that each Stockholder, as nearly as possible, taking into account the number of shares of Class A Common Stock held by each Stockholder and that no fractional share interests shall be repurchased, shall sell to the Company 645,606 of the 700,906 shares of Class A Common Stock outstanding immediately prior to the Closing hereunder and held by such Stockholder, as specifically set forth in the Stockholder Schedule.

         (b) By his, her or its execution and delivery of this Agreement, each Stockholder hereby agrees that, effective as of the Closing, such Stockholder shall be deemed to have released and discharged the Company and the Purchaser, and their respective stockholders, partners, directors, officers, employees, agents and representatives, from and against any obligations, liabilities and claims relating to this Agreement and the agreements and instruments contemplated hereby and any transactions or circumstances relating to the Company or their investment therein during any period prior to the Closing.

         SECTION 1.3. Options. As soon as practicable after the date hereof, the Company shall make appropriate arrangements to cause each outstanding Option granted under the Option Plan, whether or not then exercisable, to become fully exercisable at or prior to the Closing. Subject to the terms and conditions set forth in this Agreement, including, without limitation, the condition that each of the other transactions provided for in this Article I is completed concurrently, each Option which remains outstanding immediately prior to the Closing shall be surrendered and

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canceled and in consideration of such cancellation the Company shall pay to or for the benefit of the holder of such Option at the Closing, in the manner provided in this Agreement, an amount in respect thereof equal to the difference of (a) the product of (i) the difference of $73 minus the Per Share Purchase Price Adjustment, if any, minus the exercise price of such Option multiplied by
(ii) the number of shares of Class A Common Stock issuable upon surrender of such Options, minus (b) any withholding or other taxes or charges associated with such surrender, cancellation and payment (the "Closing Option Consideration"). The foregoing payment will be subject to the due completion, execution and delivery to the Company of a Letter of Transmittal by the holder.

         SECTION 1.4. Warrants. As soon as practicable after the date hereof, the Company shall make appropriate arrangements to cause each outstanding Warrant, whether or not then exercisable, to become fully exercisable at or prior to the Closing. Subject to the terms and conditions set forth in this Agreement, including, without limitation, the condition that each of the other transactions provided for in this Article I is completed concurrently, each Warrant which remains outstanding immediately prior to the Closing shall be surrendered and canceled and in consideration of such cancellation the Company shall pay to or for the benefit of the holder of such Warrant at the Closing, in the manner provided in this Agreement, an amount in respect thereof equal to the difference of (a) the product of (i) the difference of $73 minus the Per Share Purchase Price Adjustment, if any, minus the exercise price of such Warrant multiplied by (ii) the number of shares of Class A Common Stock issuable upon exercise of such Warrants, minus (b) any withholding or other taxes or charges associated with such surrender, cancellation and payment (the "Closing Warrant Consideration"). The foregoing payment will be subject to the due completion, execution and delivery to the Company of a Letter of Transmittal by the holder.

         SECTION 1.5. Purchaser Investments. Subject to the terms and conditions set forth in this Agreement, including, without limitation, the condition that each of the other transactions provided for in this Article I is completed concurrently, Purchaser, or Purchaser's affiliates or designees, shall purchase from the Company, and the Company shall issue and sell to it or them, at the Closing (i) 220,000 shares of Class A Common Stock for an aggregate purchase price of $12,045,000, (ii) $24,000,000 aggregate principal amount of New Subordinated Debentures at an aggregate purchase price equal to such aggregate principal amount and (iii) warrants to purchase 37,812.5 shares of Class A Common Stock at an exercise price per share of $73 in connection with the issuance of the foregoing securities. The respective purchase prices payable by Purchaser or Purchaser's affiliates or designees for the securities described in the preceding sentence shall be payable by Purchaser to the Company at the Closing by wire transfer of federal or other immediately available funds against delivery by the Company to Purchaser of appropriate certificates representing and evidencing ownership of, respectively, the Class A Common Stock, the New Subordinated Debentures and warrants to be purchased by Purchaser, free and clear of any Liens or other ownership interests or rights of any type, including, without







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limitation, preemptive rights, of any other Person. Without limiting the generality of the foregoing, each Stockholder, Warrantholder and Optionholder hereby waives any and all preemptive or other rights that such Stockholder might otherwise have or claim to have with respect to the issuances and sales of securities provided for in this Section 1.5.

         SECTION 1.6. Restructure of Indebtedness.

         (a) At or prior to the Closing, each holder of Subordinated Debentures shall convert such holder's Subordinated Debentures and the Company shall have canceled all such Subordinated Debentures and issued Class A Common Stock upon conversion thereof in accordance with their terms and the Company shall have received pay-off, release and discharge letters from each of the holders of the Subordinated Debentures to the reasonable satisfaction of Purchaser.

         (b) At or prior to the Closing, the Company shall pay in full and discharge all Indebtedness of the Company and its Subsidiaries (other than the Subordinated Debentures), and the Company shall have received pay-off, release and discharge letters from each of the holders of such Indebtedness to the reasonable satisfaction of Purchaser.

         SECTION 1.7 Escrow. In addition to the payments under Sections 1.2, 1.3 and 1.4, Buyer will deposit the $6,350,000 of Escrow Funds subject to the Escrow Agreement, which provided that such Escrow Funds (together with any interest income thereon) will be paid, subject to claims and other provisions in this Agreement and the Escrow Agreement, to the Stockholders according to their percentage interest of Class A Common Stock (prior to surrender and cancellation of the Warrants and Options) immediately prior to the Closing, and the Optionholders and Warrantholders will have no right, claim or interest in and to the Escrow Funds. The Escrow Agreement will provide for distribution of any interest income on an annual basis.

         SECTION 1.8 Securities Issued at Closing.

         (a) At the Closing, the Stockholders will hold 55,000 Retained Shares.

         (b) At the Closing, the Purchaser or its affiliates or designees will hold 220,000 shares of Class A Common Stock and warrants to acquire 37,812.5 shares of Class A Common Stock.

         (c) At the Closing, the Company will authorize and adopt the New Management Option Plan and within 90 days thereafter will issue options thereunder to acquire 30,937.5 shares of Class A Common Stock with an initial exercise price of $73 per share.



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         (d) In connection with retaining, purchasing and acquiring the foregoing securities, each of the holders thereof will enter into a Company Subscription Agreement and a Company Stockholder Agreement.

         SECTION 1.9. Effect of the Recapitalization . The Recapitalization is intended by the parties to this Agreement to result in the respective issuances and cancellations of securities, restructuring of Indebtedness and respective resignations and elections of directors provided for herein but is not intended otherwise to affect the business or to affect the articles of incorporation or bylaws of the Company, which shall remain in full force and effect and unchanged from and after the Closing unless and until thereafter amended in accordance with the requirements of applicable law and their respective terms.

         SECTION 1.10. Appointment of Stockholder Representative. The Company and the Stockholders hereby designate Kenneth T. White, Jr. (or in the event of his death, incapacity or inability to serve as Stockholder Representative, then David Eliff), to be the "Stockholder Representative" referred to elsewhere in this Agreement and in the Escrow Agreement. The Stockholder Representative shall have the authority to take all such action and to exercise such discretion as is required of the Stockholder Representative pursuant to the terms of this Agreement, all of which actions shall be binding on each of the Stockholders, including, without limitation, the following:

         (a) to receive, hold and deliver to the Company for cancellation the share certificates representing the Class A Common Stock, the Conversion Shares, the Restricted Shares, the Options and Warrants and any other documents relating thereto;

         (b) to execute, acknowledge, deliver, record and file all ancillary agreements, certificates and documents which Purchaser deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement;

         (c) to receive any payments due and to cause such payments to be delivered to the Stockholders under this Agreement and the Escrow Agreement, and to acknowledge receipt of such payments on behalf of the Stockholders;

         (d) to convert the Subordinated Debentures;

         (e) to waive any breach or default under this Agreement, or to waive any condition precedent to the Closing under Article VII hereof;

         (f) to terminate, extend, amend or modify this Agreement;


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         (g) to receive service of process in connection with any claims under this Agreement or the Escrow Agreement; and

         (h) to perform the obligations and exercise the rights of the Stockholder Representative on behalf of the Stockholders, under the Escrow Agreement, including the settlement of any claims and disputes with Purchaser arising thereunder.

                                   ARTICLE II

                                    CLOSING

         SECTION 2.1. Closing. The respective payments, deliveries of certificates and other documents, and other actions and proceedings necessary to complete the transactions provided for in this Agreement (the "Closing") shall take place at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, NY 10023-5820, on the later of August 11, 1997 or two business days after the receipt of all requisite governmental approvals and the satisfaction of all other conditions set forth in Article VII, or at such other time and place and on such other date as Purchaser and the Company shall agree (the "Closing Date"). At the Closing:

         (a) The Company shall deliver to Purchaser the following:

                  (i) the certificate described in Section 7.2(b);

                  (ii) the Company Stockholder Agreement and the Management Consulting Agreement duly executed by the Company; and

                  (iii) all other previously undelivered documents specified in
Article VII or otherwise required to be delivered by the Company to Purchaser at or prior to the Closing pursuant to the terms of this Agreement and such other certificates, documents and other papers as Purchaser shall reasonably request.

         (b) The Stockholders shall deliver to Purchaser and the Company the following:

                  (i) the Company Stockholder Agreement duly executed by each of the Stockholders;

                  (ii) Letters of Transmittal relating to the Class A Common Stock (including the Restricted Shares and the Conversion Shares) and such other instruments of assignment as Purchaser shall request with respect thereto to be delivered pursuant to Article I;



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                  (iii) a certificate from the Company in form satisfactory to
Purchaser that none of the Stockholders is a "foreign person" within the meaning of Section 1445 of the Code; and

                  (iv) all other previously undelivered documents specified in
Article VII or otherwise required to be delivered by the Stockholders to Purchaser at or prior to the Closing pursuant to the terms of this Agreement and such other certificates, documents and other papers as Purchaser shall request.

         (c) Purchaser shall deliver or cause to be delivered to the Company and the Stockholders the following:

                  (i) the certificate described in Section 7.3(b); and

                  (ii) all other previously undelivered documents specified in
Article VII or otherwise required to be delivered by Purchaser to the Company or the Stockholders at or prior to the Closing pursuant to the terms of this Agreement and such other certificates, documents and other papers as the Company shall reasonably request.

         (d) The Company shall pay to the Stockholder Representative, for distribution to the Stockholders entitled thereto the consideration and amount provided in Article I hereto.

         (e) The Company shall pay to the Stockholder Representative, for distribution to the Optionholders entitled thereto, the consideration and amount provided in Article I hereto.

         (f) The Company shall pay to the Stockholder Representative, for distribution to the Warrantholders entitled thereto, the consideration and amount provided in Article I hereto

         (g) The Company shall cause to be deposited with the Escrow Agent $6,350,000 (collectively, the "Escrow Funds"), which amounts shall be held and subsequently distributed by the Escrow Agent to the Stockholders depositing the Escrow Funds in respect of their Class A Common Stock (but not in respect of the Retained Shares), on a pro rata basis according to their ownership of such Class A Common Stock pursuant to the provisions of the Escrow Agreement.

         (i) The Company shall pay the Company and Stockholder Transaction Costs, which shall be set forth on a schedule to be delivered to Purchaser at least three days prior to the Closing, to the parties and in the amounts (up to the limit specified in this Agreement) agreed by the Purchaser, the Company and the Stockholder Representative.

         (j) The Company shall repay all of its Indebtedness (other than the Subordinated Debentures, which shall be converted into Class A Common Stock in accordance with their terms as provided in Section 1.6(a)) that was outstanding immediately prior to the Closing in





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accordance with the terms thereof and pursuant to duly executed pay-off, release and discharge letters delivered to Purchaser prior to the Closing by the holders thereof.

         (k) Purchaser or its affiliates or designees shall pay to the Company the purchase price for the Class A Common Stock and the New Subordinated Debentures to be purchased as provided in Section 1.5.

         (l) All payments to be made as described above shall be made by wire transfer of federal or other immediately available funds or by Company check against delivery, in the case of the payments specified in paragraphs (d), (e),
(f), and (j) above, of the certificates or other appropriate documents representing the respective securities for which such payment is made, accompanied, in the cases specified in paragraphs (d), (e) and (f) above, by the Letters of Transmittal and other instruments required pursuant to paragraph (b) above.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Company Disclosure Letter, the Company represents and warrants to Purchaser as follows:

         SECTION 3.1 Organization and Qualification. Each of the Company and its respective Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate and lease the properties and assets it currently purports to own, operate or hold. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in each other jurisdiction as to which the nature of the business conducted by it or the properties owned or leased by it requires qualification or licensure, except where a breach of the foregoing would not have a Material Adverse Effect on the Company or its Subsidiaries, individually or taken as a whole.

         SECTION 3.2 Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been, and the execution, delivery and performance of each instrument required hereby to be executed and delivered by the Company at the Closing will, prior to the Closing, have been, duly authorized by all requisite corporate action on the part of the Company. No other corporate action on the part of the Company is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has




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been, and each instrument required hereby to be executed and delivered by the
Company at the Closing will then be, duly and validly executed and delivered by it. This Agreement constitutes, and each instrument required hereunder to be executed by the Company will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         SECTION 3.3 No Violation. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the agreements and transactions contemplated by this Agreement will not, (a) conflict with, or result in any violation or breach of or default or loss of any benefit under, any provision of the articles of incorporation or bylaws or comparable organizational documents, as applicable, of the Company or any of its Subsidiaries; (b) violate any permit, concession, grant, franchise, or any judgment, decree, order, writ, injunction, statute, rule or regulation, of any court or Governmental Authority to which the Company or any of its Subsidiaries is a party or to which the Company or any of its Subsidiaries or any of their respective properties are subject; or (c) conflict with, or result in a breach or violation of, or constitute a default (with or without notice or the lapse of time or both) under or accelerate the performance required by, the terms, conditions or provisions of any agreement, contract, indenture, note, bond, mortgage or deed of trust, or any license, lease or other instrument to which the Company or any of its Subsidiaries is a party or to which any of their respective properties are subject, except where a breach of the foregoing would not have a Material Adverse Effect on the Company or its Subsidiaries, individually or taken as a whole.

         SECTION 3.4 Capitalization of the Company. The authorized capital stock of the Company consists of 1,000,000 shares, of which 100,000 shares comprise a class designated Class B Common Stock, par value $1.00 per share ("Class B Common Stock"), and 900,000 shares comprise a class designated Class A Common Stock, par value $1.00 per share ("Class A Common Stock"). The Company has no shares of Class B Common Stock issued and outstanding and has, in the aggregate, 690,906 shares of Class A Common Stock issued and outstanding, which shares are held of record by the Stockholders set forth in Schedule A to the Company Disclosure Letter and all of which shares have been duly and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. Other than the Subordinated Debentures (which are convertible into 10,000 shares of Class A Common Stock) and the Options and Warrants referred to and described, respectively, in Schedules B and C to the Company Disclosure Letter and in the Company Disclosure Letter, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or any securities or obligations convertible into, or exchangeable or evidencing the right to subscribe for, such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations of the Company or any of its Subsidiaries to purchase or otherwise acquire any capital stock of the Company or any of its Subsidiaries or pay any additional amounts with respect to any shares of capital stock of the Company or any of its Subsidiaries purchased. Immediately after completion of and after giving effect to each of the transactions contemplated by this Agreement, the Company will have outstanding 275,000 shares of Class A Common Stock (220,000 of which will be owned by Purchaser and 55,000 of which will be owned by certain of the Stockholders), no shares of Class B Common Stock, 30,937.5 options to purchase Class A Common Stock at an exercise price per share of $73.00 issued pursuant to Section 6.9(b) and warrants to purchase 37,812.5 shares of Class A Common Stock at an exercise price per share of $73.00 issued pursuant to Section 1.5 (all of which will be owned by Purchaser or Purchaser's designee, as the case may be). Other than as described in the preceding sentence, the Company will, immediately after completion of and after giving effect to each of the transactions contemplated by this Agreement, have no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understanding of any character, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or any securities or obligations convertible into, or exchangeable or evidencing the right to subscribe for, such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement.

         SECTION 3.5. Subsidiaries and Equity Investments.

         (a) Schedule 3.5 of the Company Disclosure Letter sets forth (i) the name of each Subsidiary of the Company, (ii) the jurisdiction of incorporation or other organization, as applicable, of each Subsidiary, (iii) each jurisdiction, other than the jurisdiction of incorporation or organization, where each Subsidiary is qualified to conduct business, and (iv) the capitalization thereof and the percentage of each class of voting stock or other equity interests therein owned by the Company or by any of its Subsidiaries on the date hereof.

         (b) All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights, and are owned of record and beneficially, directly or indirectly, by the Company, free and clear of any Liens.

         (c) There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating any of the Subsidiaries to issue any additional shares of capital stock of such Subsidiary or any other securities convertible into, exchangeable for or evidencing any right to subscribe for any shares of such capital stock.

         SECTION 3.6 Consents and Approvals. The execution and delivery of this Agreement and the consummation of the agreements and transactions contemplated by this Agreement by the Company will not require the consent, approval, order or authorization of any Governmental Authority, and no declaration, filing or registration with, no notice to and no permit, authorization, consent or approval of, any Governmental Authority is required by the Company in connection with the execution and delivery of this Agreement and the consummation of such agreements and transactions.

         SECTION 3.7 Financial Statements. The Company has delivered to Purchaser as part of the Company Disclosure Letter (i) copies of the audited consolidated balance sheets of the Company as of September 30, 1992, 1993, 1994, 1995 and 1996 (the "Year-End Balance Sheets"), together with the related audited consolidated statements of income, and stockholders' equity and cash flows for each of the fiscal years of the Company ended on such dates and the respective notes thereto, and (ii) copies of the unaudited consolidated balance sheet of the Company, as of June 30, 1997 (the "Interim Balance Sheet"), together with the related unaudited consolidated statement of income for the nine-month period ended on such date (such audited and unaudited interim financial statements being referred to herein as the "Financial Statements"). The Financial Statements, including the notes thereto for the audited financial statements, were prepared in accordance with the books and records of the Company and with GAAP consistently applied throughout the periods covered thereby, except as otherwise noted therein, and the Financial Statements present fairly in all material respects the consolidated financial position and results of operations and cash flows (as applicable) of the Company as of such dates and for the periods then ended (subject, in the case of the unaudited interim Financial Statements, to normal year-end audit adjustments).

         SECTION 3.8. Absence of Undisclosed Liabilities. Except as set forth on
Schedule 3.8 of the Company Disclosure Letter, the Company did not have at the respective dates of the Financial Statements any liabilities or obligations of any nature, whether accrued, absolute, fixed, contingent or otherwise and whether due or to become due, that should have been included in such Financial Statements in accordance with GAAP, except as and to the extent of the amounts specifically reflected or reserved against in such Financial Statements or in the notes thereto. Except as set forth in the Company Disclosure Letter and the Financial Statements or as incurred in the usual and ordinary course of business consistent with past practice, since the date of the Interim Balance Sheet neither the Company nor any Subsidiary has incurred any liability of any nature whatsoever, whether accrued, absolute, fixed, contingent or otherwise and whether due or to become due. There are no pending claims for indemnification by any Person against the Company or any of its Subsidiaries under any law or agreement or pursuant to the articles of incorporation or bylaws or comparable organizational documents, as applicable, of the Company or any of its Subsidiaries, and the Company has no knowledge of any existing facts or circumstances that could give rise to such a claim against the Company or any of its Subsidiaries.

     SECTION 3.9. Absence of Certain Changes. Except as set forth in Schedule
3.9 of the Company Disclosure Letter, since May 31, 1997, there has not been:

                  (a) any change or any threatened change in the financial condition of the Company or its Subsidiaries or in the properties, assets, liabilities, business or prospects of the Company or its Subsidiaries;

                  (b) any new method of management or operation introduced with respect to the Company or its Subsidiaries;

                  (c) other than sales, transfers and retirements of inventories, equipment and other fixed assets of the Company and its Subsidiaries in the usual and ordinary course of business and consistent with past practice, any sale, lease or other disposition of any assets of the Company or any Subsidiary or any grant of a right to sell, lease or otherwise dispose of any of such assets;

                  (d) any (i) change in the lines of business of the Company and its Subsidiaries; (ii) change in the management or other operational policies of the Company and its Subsidiaries; (iii) incurrence or commitment to any capital expenditures, obligations or liabilities in connection therewith, other than capital expenditures as set forth in
         Schedule 3.9 of the Company Disclosure Letter, obligations or liabilities that do not in the aggregate exceed $25,000; (iv) waiver of any right or cancellation of any contract, debt or claim; or v) acquisitions by merger, consolidation or purchase of assets of any Person; (vi) other acquisition of any assets for a total consideration in the aggregate in excess of $25,000, except as to the acquisition of inventory, equipment and supplies for services, products and activities of the Company and its Subsidiaries in the usual and ordinary course of business and consistent with past practice;

                  (e) any change in the accounting methods or practices followed by the Company and its Subsidiaries or the depreciation or amortization policies or rates of the Company and its Subsidiaries;

                  (f) any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, incurred in an amount in excess of $25,000 in the aggregate (other than Indebtedness in the ordinary course of business);

                  (g) any discharge, satisfaction or release of any Lien or the payment of any obligation or liability in an amount in excess of $25,000 in the aggregate;

                  (h) any mortgage, pledge or creation of any Lien, of or on any of the assets, tangible or intangible, of the Company and its Subsidiaries, other than in the usual and ordinary course of business;

                  (i) any declaration or payment of any dividends or other distributions with respect to the outstanding capital stock of the Company and its Subsidiaries;

                  (j) any bonus or incentive compensation awards or payments, other than in the usual and ordinary course of business and consistent with past practice;

                  (k) any change in compensation, including bonuses and incentive awards or payments, other than in the usual and ordinary course of business and consistent with past practice; or

                  (l) any payments or transactions involving Affiliates of the Company.

         SECTION 3.10. Corporate Action; Charter and Bylaws. The Company has included in Schedule 3.10 of the Company Disclosure Letter to Purchaser true and complete copies of the articles of incorporation and bylaws of the Company and each of its Subsidiaries, as in effect on the date hereof. The Company has heretofore made available to Purchaser true and complete copies of the minute books and stock records of the Company and its Subsidiaries. Such minute books and stock records correctly reflect all corporate actions taken at all meetings or by written consents of, directors of the Company and its Subsidiaries (including committees thereof) and their respective shareholders, including but not limited to actions taken at such meetings relating to the organization of the Company and its Subsidiaries, the issuance of shares of capital stock of the Company and its Subsidiaries, and the incurrence by the Company and its Subsidiaries of any indebtedness.

         SECTION 3.11. Litigation; Product Liability Claims.

         (a) Neither the Company nor any of its Subsidiaries is subject, and during the five years immediately preceding the date hereof, neither the Company nor any of its Subsidiaries was subject, to any judicial, governmental or administrative order, judgment, injunction or decree, other than those of general application. No suits, actions or proceedings of any character are pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties, assets or business. Neither the Company nor any of its Subsidiaries is in default under any judgment, decree, injunction or order of any court, or Governmental Authority, outstanding against the Company or any of its Subsidiaries.

         (b) No product, warranty or service liability claim is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to any products or services designed, manufactured or marketed by the Company or any of its Subsidiaries (including any predecessor of any thereof).

         SECTION 3.12. Real and Personal Property; Liens and Encumbrances.

         (a) The Company Disclosure Letter contains a true and complete summary of all of the real and tangible operating assets owned (the "Owned Properties") and leased (the "Leased Properties" and, collectively with the Owned Properties, the "Properties") by the Company or any of its Subsidiaries.

         (b) Except as set forth in the Company Disclosure Letter, the Company has (i) good and indefeasible title to and the unrestricted right to sell the Real Property Interest, in each case free and clear of all mortgages, liens, security interests, charges, easements, covenants, rights-of-way and other encumbrances or restrictions of any nature whatsoever ("Liens"); except (A) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business; liens for taxes, assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings; and other imperfections of title or Encumbrances, if any, that do not materially impair the use of assets to which they relate in the business of the Company (collectively referred to herein as "Permitted Liens");
(B) all conditions that a physical inspection or survey would show; (C) all Encumbrances of record: (D) all encumbrances for public utilities to provide service to facilities located on such property or to provide service to adjacent property, whether or not of record, (E) all zoning or other governmentally imposed Encumbrances and (F) unrecorded easements, covenants, rights of way or other restrictions, none of which unrecorded items materially impair the use of the property to which they relate in the business of the Company as presently conducted. The Company has good title to all personal property of any kind or nature purported to be owned or used by it in its business, in each case free and clear of all Encumbrances whatsoever except for (a) Permitted Liens and Encumbrances of record, and (b) liens reflected on the Company Disclosure Letter. The property and assets summarized on the Company Disclosure Letter constitute all of the material tangible property and assets (real, personal or fixed) used in the business operations of the Company as conducted prior to the date of this Agreement.

         SECTION 3.13. Condition of Property. The Properties, taken as a whole, are in reasonably good working order and condition, normal wear and tear excepted.

         SECTION 3.14. Compliance with Laws.

         (a) The businesses of the Company and its Subsidiaries have been conducted in accordance with applicable United States federal, state and, local, and any applicable foreign, laws, regulations, judgments, orders, franchises, permits and licenses and other governmental authorizations or approvals, except where a breach of the foregoing would not have a Material Adverse Effect on the Company or its Subsidiaries, individually or taken as a whole. No investigation or review by any Governmental Authority (including without limitation any audit or similar review by any United States federal, state or local, or foreign taxing authority) with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened.

         (b) The Company and each of its Subsidiaries has all material licenses, permits and certifications (United States federal, state, local and foreign) required by law to conduct its businesses in the jurisdictions in which it conducts its businesses, and such licenses, permits and certifications are in full force and effect. Neither the Company nor any of its Subsidiaries has had any such licenses, permits or certifications suspended or revoked. No proceeding is pending or, to the knowledge of the Company, threatened seeking the revocation or limitation of any of such licenses, permits and certifications.

         SECTION 3.15. Environmental Matters.

         (a) Each of the Company and its Subsidiaries has been and is in compliance with all applicable Environmental Laws, except where a breach of the foregoing would not have a Material Adverse Effect on the Company or its Subsidiaries, individually or taken as a whole.

         (b) Each of the Company and its Subsidiaries has obtained all licenses and permits necessary (collectively, the "Environmental Permits") to conduct their businesses and has filed all reports, notices, assessments, plans, inventories and applications required by Environmental Laws (collectively, the "Environmental Filings").

         (c) No judicial or administrative proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries and no written notice, citation, summons or order has been delivered to the Company or its Subsidiaries by any Governmental Authority or private entity pursuant to any applicable Environmental Laws (collectively, "Environmental Claims").

         (d) All real property that is currently or previously was owned, operated or leased by the Company or its Subsidiaries is free from any contamination, and there have been no releases of contaminants from, on, in, under or above such real property, except where a breach of the foregoing would not have a Material Adverse Effect on the Company or its Subsidiaries, individually or taken as a whole.

         (e) There is and has been no leasehold provision or other contractual impediment relating to any of the real property utilized by the Company or its Subsidiaries which has prevented or would prevent the complete investigation of environmental conditions including the right to take any steps necessary including the implementation of an investigation to determine the extent of contaminants in, or under such properties.

         (f) No real property currently or formerly owned, operated or leased by the Company and its Subsidiaries is listed or has been proposed for listing on the National Priorities List, the Comprehensive Environmental Response Compensation and Liability and Information System or any analogous state lists, except where a breach of the foregoing would not have a Material Adverse Effect on the Company or its Subsidiaries, individually or taken as a whole.

         (g) None of the Company or its Subsidiaries is a "potentially responsible party" for the costs of investigations, removal or remediation of any real property listed on the National Priorities List or any analogous state list, and neither the Company nor its Subsidiaries are aware of any facts which may result in any of them being named such a potentially responsible party.

         (h) Neither the Company nor its Subsidiaries nor any real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries is the subject of any pending United States federal, state or local, or any foreign, investigation evaluating whether any remedial action is needed or required or any fines or penalties are due under applicable Environmental Laws, except where a breach of the foregoing would not have a Material Adverse Effect on the Company or its Subsidiaries, individually or taken as a whole.

         (i) There are not now on, in or under any real property owned, leased or operated by the Company or its Subsidiaries (i) to the knowledge of the Company, any underground storage tanks, (ii) to the knowledge of the Company, any asbestos-containing materials, (iii) any polychlorinated biphenyls, or (iv) hazardous substances as defined by the Comprehensive Environmental Response Corporation and Liability Act ("CERCLA"), 42U.S.C Section 9601(14), as amended.

         (j) There are no claims pending, or, to the knowledge of the Company, asserted or threatened by any private parties or entities which relate to the operations of the Company or its Subsidiaries or the condition of the real property whether currently owned, leased or operated upon.

         (k) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by the Company in relation to any real property owned, operated or leased by the Company or its Subsidiaries that have not been provided to Purchaser.

         (l) None of the Company or its Subsidiaries, nor any of the real property currently or formerly owned, operated, leased or utilized by the Company or any of its Subsidiaries, is currently subject to any environmental remediation, clean-up, penalty, or other environmental obligation arising under applicable Environmental Laws, except where a breach of the foregoing would not have a Material Adverse Effect on the Company or its Subsidiaries, individually or taken as a whole..

         (m) No capital expenditures in excess of $25,000 are required by the Company or any of its Subsidiaries to achieve or maintain compliance with any United States federal, state or local, or any foreign, Environmental Laws or regulations now in effect or to the Company's knowledge, proposed.

         SECTION 3.16.  Certain Agreements.

         (a) Except as set forth in Schedule 3.16 to the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is party to any agreement with any officer, director or employee of the Company or any of its Subsidiaries (a) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of any of the transactions contemplated by this Agreement or any other transaction involving the Company, (b) providing severance benefits or other benefits upon the termination of employment, regardless of the reason for such termination of employment, or (c) any of the benefits of which will be increased, or the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any other transaction involving the Company.

         (b) The Company Disclosure Letter lists and describes all (a) employment, consulting or other personal services agreements of the Company and its Subsidiaries which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits); (b) leases, sales contracts and other agreements with respect to any property, real or personal, of the Company and its Subsidiaries which require annual payments of more than $25,000 (other than master service contracts or purchase orders entered into in the usual and ordinary course of the business of the Company and its Subsidiaries); (c) contracts or commitments for capital expenditures or acquisitions in excess of $50,000 for one project or set of related projects (other than contracts for the acquisition of supplies in the usual and ordinary course of the business of the Company and its Subsidiaries); (d) agreements, contracts, indentures or other instruments relating to the borrowing of money, or the guarantee of any obligation for the borrowing of money or otherwise; (e) contracts or agreements providing for any covenant not to compete by the Company or any of its Subsidiaries or otherwise restricting in any way the engaging in any business activity by the Company or any of its Subsidiaries; (f) contracts or agreements relating to franchisees, consultancies, professional retentions, agency, sales or distributorship arrangements pertaining to the Company and its Subsidiaries or their products or activities, none of which requires annual payments by the Company or its Subsidiaries of more than $25,000; (g) contracts relating to the disposal of any pollutant, toxic or hazardous material or waste generated by or relating to the Company and its Subsidiaries or any of their properties; (h) material contracts, agreements, arrangements, understandings or commitments between the Company or any of its Subsidiaries and any employee, officer, director or shareholder of the Company involving payments in excess of $25,000 and not otherwise disclosed in the Company Disclosure Letter; (i) contracts, agreements, arrangements or commitments, other than the foregoing, which are material to the business, assets, earnings, properties, operations or financial condition of the Company and its Subsidiaries taken as a whole; and (j) consents required under any document listed in clauses (a) through (i) above, and any other third-party consent, required in order to complete the transactions contemplated by this Agreement without penalty.

         (c) The Company and its Subsidiaries are not in default and no third party is in default, under any of the agreements, contracts or obligations described in the Company Disclosure Letter. Each of such agreements, contracts and obligations is in full force and effect and has been complied with by the Company or its Subsidiaries, as the case may be, in all respects.

         SECTION 3.17.  Employee Benefit Plans.

         (a) General. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to, participates in or has any liability, contingent or otherwise, with respect to (i) any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in Sections 3(1) and 3(2) of ERISA), other than a "multiemployer plan" (as defined in Section 3(37) of ERISA); (ii) any retirement plan, incentive compensation plan, insurance program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent that does not constitute an employee benefit plan (as defined in Section 3(3) of ERISA); or (iii) any employment agreement.

         (b) Plan Documents and Reports. The Company Disclosure Letter contains a true and complete list and description of all pension and welfare plans as defined in Sections 3(l) and 3(2) of ERISA and all other pension plans, welfare plans, profit-sharing plans, deferred compensation plans, stock option plans, severance pay plans, and other similar plans, agreements and arrangements that are currently in effect or were maintained within three years of the Closing Date and that are subject to ERISA, or have been approved before the date hereof and will take effect after the date hereof, for the benefit of directors, officers or employees or former employees (or beneficiaries thereof) of the Company or any of its Subsidiaries (collectively, the "Employee Benefit Plans"). The Company has delivered to Purchaser, as to each such Employee Benefit Plan, a true and complete copy or description of (i) such Employee Benefit Plan, (ii) the annual report for the last two years (one of the series of Form 5500, including attachments) for each Employee Benefit Plan that is required to file such a form with the IRS, (iii) each trust agreement and group annuity contract, if any, relating thereto, (iv) the most recent actuarial report or valuation, if any, relating thereto that was delivered to the Company by the actuaries for any Employee Benefit Plan, (v) the most current summary plan description for each Employee Benefit Plan required to have such a description, (vi) the most recent IRS determination letter for each Employee Benefit Plan that is represented to be qualified under Section 401(a) of the Code, and (vii) a current schedule of assets held with respect to any funded Employee Benefit Plan. There have been no changes in the financial condition of the respective Employee Benefit Plans from that stated in the annual reports and actuarial reports so supplied. All reports and disclosures relating to such Employee Benefit Plans required to be filed with or furnished to Governmental Authorities, plan participants or plan beneficiaries have been filed or furnished in accordance with applicable law, and each Employee Benefit Plan has been administered in all respects in accordance with its governing documents. The Company is not currently a member of a controlled group or affiliated service group as defined in Sections 414(b), (c), (m), (n) and (o) of the Code.

         (c) Compliance with Laws; Liabilities. All Employee Benefit Plans comply in all material respects, and have been administered in form and in operation in compliance in all material respects with all requirements of applicable law and regulations, and no event has occurred which will or could cause any such Employee Benefit Plan to fail to comply with such requirements and no notice has been issued by any Governmental Authority questioning or challenging such compliance. There have been no "prohibited transactions" (as described in Section 406 of ERISA or section 4975 of the Code) with respect to any Employee Benefit Plan which could reasonably subject the Company or any Subsidiaries to any tax or penalty under section 4975 of the Code. There have been no acts or omissions by the Company or by any Subsidiaries which have given rise to or could give rise to any fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which the Company or any Subsidiary may be liable. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened involving any Employee Benefit Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits). Neither the Company nor any Subsidiary has any liability, contingent or otherwise, for providing, under any Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory lability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4908B of the Code. Actuarially adequate accruals for all obligations under the Employee Benefit Plans subject to the requirements of Title IV of ERISA or Section 412 of the Code are reflected in the Financial Statements and such obligations include a pro rata amount of the contributions and

Pension Benefit Guarantee Corporation premiums which would otherwise have been made in accordance with past practices and applicable law for the plan years which include the Closing Date. There has been no act or omission that would impair the ability of the Company and its Subsidiaries (or any successor thereto) unilaterally to amend or terminate any Employee Benefit Plan.

         (d) Multiemployer Plans. The Company has not been a sponsor of or an adopting or contributing employer to a multiemployer plan, within the meaning of
Section 3(37) of ERISA, now or in the past six years. Neither the Company nor any Subsidiary contributes to, has contributed to, or has any liability or contingent liability with respect to any multiemployer plan that is subject to Title IV of ERISA.

         (e) Post Retirement. The Company does not provide employee post-retirement medical or health coverage, other than as required by applicable law.

         (f) Claims. There are no claims, pending or, to the knowledge of the Company, threatened, involving any pension or welfare plans or other plans or arrangements listed on the Disclosure Letter by a current or former employee (or beneficiary thereof) of the Company, other than claims under the Company's medical insurance plan.

         SECTION 3.18. Labor Relations.

         (a) A list of each collective bargaining agreement or other labor agreement to which the Company or any Subsidiary is a party (and the expiration date thereof) is set forth on the Company Disclosure Letter. Each of the Company and its Subsidiaries is in compliance with all Federal, state, local and other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, except where a breach of the foregoing would not have a Material Adverse Effect on the Company or its Subsidiaries, individually or taken as a whole.

         (b) No unfair labor practice complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board.

         (c) There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries.

         (d) No representation question exists respecting the employees of the Company or any of its Subsidiaries.

         (e) No claim or grievance has been made, no arbitration proceeding arising out of or under any collective bargaining or other labor agreement is pending and no claim therefor has been asserted.

         (f) Except as listed on the Company Disclosure Letter, no collective bargaining agreement or other labor agreement is currently being negotiated by the Company or any of its Subsidiaries.

         (g) Neither the Company nor any of its Subsidiaries has experienced any labor difficulty during the last five years. To the knowledge of the Company, there has not been any change in relations with employees of the Company or any of its Subsidiaries as a result of any announcement of the transactions contemplated by this Agreement.

         SECTION 3.19. Insurance. Each of the Company and its Subsidiaries has in effect policies of insurance with respect to their property, assets, operations and business (collectively, "Insurance Policies"). All of the Insurance Policies are listed and described in the Company Disclosure Letter and are in full force and effect. There are no pending claims against the Insurance Policies by the Company or any of its Subsidiaries as to which the insurers have denied liability and no event relating to the Company or its Subsidiaries has occurred which can reasonably be expected to result in a retroactive upward adjustment in premiums under any of the Insurance Policies.

         SECTION 3.20. Brokers Fees and Commissions. Except for Ardshiel, Inc. and Growth Capital Partners, Inc., neither the Company nor any of its directors, officers, stockholders, employees or agents, has employed any investment banker, broker, or finder in connection with the transactions contemplated hereby, and there is no factual basis upon which any Person other than Ardshiel, Inc. or Growth Capital Partners, Inc. could claim entitlement to any compensation for the provision of any such services

         SECTION 3.21. Miscellaneous Other Information. The Company Disclosure Letter sets forth the following information:

                  (a) the name and current annual salary of each officer, employee and agent of the Company and any of its Subsidiaries to whom the Company or any of such Subsidiaries paid in 1996 or will pay in 1997 as annual compensation for the current year of at least $100,000 (exclusive of discretionary bonuses), and any employment agreement with respect to each such person, and the name and compensation of each person to whom the Company or any of its Subsidiaries paid consulting fees in 1996 and 1997; and

                  (b) the name of each bank in which the Company or any of its Subsidiaries has an account or safe deposit box, the number of any such accounts, the name in which the account or box is held and the names of all persons authorized to draw thereon or to have access thereto.

         SECTION 3.22. Proprietary Rights. The Company Disclosure Letter contains a true and complete list of all trademarks, patents, know-how, trade names, service marks, copyrights, registrations or applications with respect thereto, renewals, assignments, or expectancies, and all rights in, to or respecting such renewals and licenses or rights under the same currently owned or being used by the Company or any of its Subsidiaries in connection with its business, and to the extent indicated therein, the same have been duly registered in the offices as are indicated therein. The Company is the owner of its trademarks, patents, trade names, service marks, copyrights, renewals and related rights, and the holder of the full record title to the trademark registrations that it purports to own, which registrations are in full force and effect and are free and clear of any Liens, of whatever kind or character. Except as set forth on the Company Disclosure Letter, there are no claims or demands of any other Person pertaining to any of such rights; and no proceedings have been instituted, are pending or, to the knowledge of the Company, are threatened which challenge any of the right of the Company in respect thereto. None of the trademarks, patents, trade names, service marks, copyrights, or renewals or related rights listed in the Company Disclosure Letter infringe upon or otherwise violate the rights of others or are being infringed upon by others, and none are subject to any outstanding order, decree, judgment or stipulation. No licenses, sublicenses or agreements pertaining to any such trademarks, patents, trade names, service marks, copyright or renewals or related rights are in effect. Neither the Company nor any of its Subsidiaries during the past five years has been charged with or received written notice of infringement of any adversely held copyright, trademark, service mark, trade name, or patent used in connection with the operation of its business. Notwithstanding any disclosures set forth in the Company Disclosure Letter pursuant to this Section 3.22, any liability incurred by the Company as a result of any claim of infringement by a third party shall be deemed a breach of this representation and warranty and thereby covered by the Escrow Agreement.

         SECTION 3.23. Taxes.

         (a) All income Tax Returns and all other Tax Returns required to be filed by the Company and its Subsidiaries for all taxable periods or portions thereof ending on or before the Closing Date have been or will be timely filed, and all such Tax Returns are or will be true, complete and correct in all respects. Each of the Company and its Subsidiaries has paid (or, in the case of liabilities for Taxes that have not yet become due and payable as of the Closing Date, has provided adequate reserves for the payment of) (i) all Taxes that are shown to be due on such Tax Returns and (ii) all Taxes for which the Company or its Subsidiaries have liability (whether directly or contingently and whether in its own right or as a transferee of the assets of, or as successor to, any Person) for any taxable year or other period ending on or before the Closing Date and Taxes that are due and payable on or before the Closing Date..

         (b) All Taxes due and owing from the Company or assessed and due and owing against the Company on or before the Closing have been or will be timely paid in full on or before the Closing.

         (c) All withholding Tax and Tax deposit requirements imposed on the Company for any and all periods ending on or before the Closing have been or will be timely satisfied in full on or before the Closing;

         (d) Each of the Company and its Subsidiaries has properly withheld all Taxes (including, without limitation, payroll and sales and use Taxes) required to be withheld by it on or prior to the Closing Date.

         (e) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from the Company or its Subsidiaries for any taxable period and neither the Company or any subsidiary has granted or been requested to grant any such waivers.

         (f) No audit or other proceeding by any court or Governmental Authority is pending with respect to any taxable period of, or any Taxes due from or with respect to the Company or its Subsidiaries. No issues have been raised in any examination by any taxing authority with respect to the businesses and operations of the Company or any Subsidiary which, by application or similar principles, reasonably could be expected to result in a proposed adjustment to the liability for Taxes for any other period not so examined.

         (g) None of the Stockholders is a "foreign person" within the meaning of Section 1445 of the Code.

         (h) Neither the Company nor any Subsidiary is required to make any adjustment under Section 481(a) of the Code by reason of a change or proposed change in accounting method or otherwise.

         (i) Neither the Company nor any Subsidiary is liable for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation Section 1.1502-6 or any similar provision under state, local or foreign law or otherwise for any taxable period ending on or before the Closing Date.

         (j) Neither the Company nor any Subsidiary has made or become obligated to make, and will not as a result of any event connected with the transactions contemplated by this Agreement, become obligated to make, any "excess parachute payment" within the meaning of Section 280G of the Code (determined without regard to subsection (b)(4) thereof).

         (k) Neither the Company nor any Subsidiary is a party to and is otherwise subject to any arrangement having the effect of or giving rise to the recognition of a deduction or loss in a taxable period ending on or before the Closing Date, and a corresponding recognition of taxable income or gain in a taxable period ending after the Closing Date, or any other arrangement that would have the effect of or give rise to the recognition of taxable income or gain in a taxable period ending after the Closing Date without the receipt of or entitlement to a corresponding amount of cash.

         (l) Neither the Company nor any Subsidiary is subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for Federal income tax purposes. Neither the Company nor any Subsidiary is a party to any tax sharing agreement.

         (m) None of the assets of the Company or any Subsidiary constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the assets of the Company or any Subsidiary is subject to a lease, safe harbor lease or other arrangement as a result of which the Company or any such Subsidiary is not treated as the owner for Federal income tax purposes.

         (n) The basis of all depreciable or amortizable assets, and the methods used in determining allowable depreciation or amortization (including cost recovery) deductions of the Company or any Subsidiary, are correct and in compliance with the Code and the regulations thereunder.

         (o) Each of the balance sheets included in the Company Financial Statements reflect and include adequate charges, accruals, reserves and provisions for the payment in full of any and all Taxes for any and all periods ending on or before June 30, 1997, and the Company has made adequate charges, accruals, reserves and provisions on the books of the Company for the payment in full of any and all Taxes for the period June 30, 1997 through the Closing Date.

         SECTION 3.24. Inventory and Fixed Assets. All inventory and fixed assets of the Company and its Subsidiaries used in the conduct of its business, including, without limitation, raw materials, work in progress and finished goods, reflected on the Interim Balance Sheet or acquired since the date thereof (a) was acquired and has been maintained in the ordinary course of business; (b) is of good and merchantable quality; and (c) consists substantially of a quality, quantity and condition useable, leasable or saleable in the ordinary course of the business of the Company or the Subsidiary owning the same, as applicable. The reserve for excess and obsolete inventory on the Interim Balance Sheet has been determined in accordance with GAAP consistent with past practice and such reserve is adequate, taking into account all of such inventory currently held by the Company and its Subsidiaries.

         SECTION 3.25. Accounts Receivable. The accounts receivable of the Company and its Subsidiaries as set forth on the Interim Balance Sheet or arising since the date thereof (a) are valid and genuine; (b) have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business; and (c) are collectible at the full recorded amount thereof less, in the case of accounts receivable appearing on the Interim Balance Sheet, the recorded allowance for collection of doubtful accounts on the Interim Balance Sheet. The allowance for collection of doubtful accounts on the Interim Balance Sheet has been determined in accordance with GAAP consistent with past practice.

         SECTION 3.26. Customers and Suppliers. The Company Disclosure Letter contains a complete and accurate list of the Company's (including its Subsidiaries') (a) ten largest customers and the sales to such customers in respect of the business of each subsidiary of the Company during the twelve-month period ended September 30, 1996, and (b) five largest suppliers and the purchases by each subsidiary of the Company from such suppliers during such period. Since September 30, 1996 there has not been any material adverse change in the business relationship of the Company or any of its Subsidiaries with any of its customers or suppliers, taken as a whole as to each Subsidiary individually, and the Company has no knowledge that any such changes will occur in the future, whether as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

         SECTION 3.27. Material Facts. No representation or warranty by the Company included in this Agreement or any other written statement, information, material or certificate in connection with the transactions contemplated hereby contains any untrue statement of a material fact necessary to make the statements contained therein or herein not misleading, when all are taken together as a whole (it being understood that, in the event of any inconsistency between this Agreement and any other writings, this Agreement shall control). The Company knows of no information or fact which has had or could reasonably be expected to have a Material Adverse Effect on the financial condition, business or prospects of the Company which has not been disclosed to Purchaser.

         SECTION 3.28. Related Party Transactions. Except as set forth on the Disclosure Schedule and except for compensation arrangements with the Company's and its Subsidiaries' officers and employees involving services rendered in the ordinary course of business, no stockholder, director, officer or employee of the Company or any of its Subsidiaries, or its Subsidiaries, including their respective predecessors of the Company or any such Subsidiary, is, directly or indirectly, or through his, her or its affiliation with any other person or entity, a party to any agreement, understanding or transaction with the Company or any of its Subsidiaries, providing for the furnishing of services by or to, or rental of real or personal property from or to, otherwise requiring cash payments to or by any such Person.

         SECTION 3.29. Closing. The representations and warranties set forth in this Article III will be true and correct as of the Closing with the same effect as if made at the Closing.


                                   ARTICLE IV

                              REPRESENTATIONS AND
                          WARRANTIES OF STOCKHOLDERS

         Each Stockholder, severally and not jointly, hereby represents and warrants to Purchaser as follows:

         SECTION 4.1. Ownership of Shares. Such Stockholder is, and with respect to the shares of Class A Common Stock issuable upon the Conversion Shares and the Restricted Shares, will be, the sole record and beneficial owner of the number of shares of Class A Common Stock set forth opposite such Stockholder's name on Schedule A hereto. Such Stockholder owns, and, with respect to the Conversion Shares and the Restricted Shares, will own, the shares set forth on such Schedule A free and clear of any Lien or other ownership interests or rights of any type, including without limitation, preemptive rights, of any other Person. Such Stockholder is not a party to any voting trust, proxy or other agreement with respect to the voting of any shares of Class A Common Stock.

         SECTION 4.2. Authorization. Such Stockholder has the full legal capacity to enter into this Agreement and to perform the obligations of such Stockholder hereunder. This Agreement has been, and each instrument required hereby to be executed and delivered by such Stockholder at the Closing will then be, duly and validly executed and delivered by such Stockholder. This Agreement constitutes, and each instrument required hereunder to be executed by such Stockholder will constitute, the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. Each consent, authorization, order or approval of, or filing or registration with, any Governmental Authority, or any other Person required by applicable law on or before the Closing Date for or in connection with the execution and delivery by such Stockholder of this Agreement, or the performance by such Stockholder of this Agreement or such Stockholder's obligations hereunder, will have been obtained or made on or before the Closing Date.

         SECTION 4.3. No Violation. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the agreements and transactions contemplated by this Agreement will not, (a) violate any permit, concession, grant, franchise, or any judgment, decree, order, writ, injunction, statute, rule or regulation, of any court or Governmental Authority to which such Stockholder is a party or to which such Stockholder or any of such Stockholder's properties are subject; or (b) conflict with, or result in a breach or violation of, or constitute a default (with or without notice or the lapse of time or both) under or accelerate the performance required by, the terms, conditions or provisions of any agreement, contract, indenture, note, bond, mortgage or deed of trust, or any license, lease or other instrument to which such Stockholder is a party or to which any of such Stockholder's properties are subject.

         SECTION 4.4. Brokers Fees and Commissions. Such Stockholder has not employed any investment banker, broker or finder in connection with the transactions contemplated hereby and there is no factual basis upon which any other Person could claim entitlement to any compensation for the provision of any such services.

         SECTION 4.5. Closing. The representations and warranties set forth in this Article IV will be true and correct as of the Closing with the same effect as if made at the Closing.


                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to the Company as follows:

         SECTION 5.1. Organization and Qualification. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to conduct its business as it is now being conducted and to own, operate and lease the properties and assets it currently purports to own, operate or hold. Purchaser is qualified or licensed to do business and is in good standing in each other jurisdiction as to which the nature of the business conducted by it or the properties owned or leased by it requires qualification or licensure.

         SECTION 5.2. Authorization. Purchaser has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by Purchaser of this Agreement and the performance of its obligations hereunder have been, and the execution, delivery and performance of each instrument required hereby to be executed and delivered by Purchaser at the Closing will, prior to the Closing, have been, duly authorized by all requisite partnership action on the part of Purchaser. No other partnership action on the part of Purchaser is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been, and each instrument required hereby to be executed and delivered by Purchaser at the Closing will then be, duly and validly executed and delivered by it. This Agreement constitutes, and each instrument required hereunder to be executed by Purchaser will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         SECTION 5.3. No Violation. The execution and delivery of this Agreement by Purchaser does not, and the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the agreements and transactions contemplated by this Agreement will not, (a) conflict with, or result in any violation or breach of or default or loss of any benefit under, any provision of the certificate or agreement of limited partnership of Purchaser; (b) violate any permit, concession, grant, franchise, or any judgment, decree, order, writ, injunction, statute, rule or regulation, of any court or Governmental Authority to which Purchaser is a party or to which Purchaser or any of its properties are subject; or (c) conflict with, or result in a breach or violation of, or constitute a default (with or without notice or the lapse of time or both) under or accelerate the performance required by, the terms, conditions or provisions of any agreement, contract, indenture, note, bond, mortgage or deed of trust, or any license, lease or other instrument to which Purchaser is a party or to which any of its properties are subject.

         SECTION 5.4. Consents and Approvals. The execution and delivery of this Agreement and the consummation of the agreements and transactions contemplated by this Agreement by Purchaser will not require the consent, approval, order or authorization of any Governmental Authority, and no declaration, filing or registration with, no notice to and no permit, authorization, consent or approval of, any Governmental Authority is required by Purchaser in connection with the execution and delivery of this Agreement and the consummation of such agreements and transactions.

         SECTION 5.5. Brokers Fees and Commissions. Except for The Jordan Company, neither Purchaser nor any of its directors, officers, employees or agents, has employed any investment banker, broker or finder in connection with the transactions contemplated hereby and, to the knowledge of Purchaser, there is no factual basis upon which any other Person could claim entitlement to any compensation for the provision of any such services.

         SECTION 5.6. Investment Intent. The Class A Common Stock, New Subordinated Debentures and Warrants to be acquired by Purchaser, or Purchaser's designee, from the Company pursuant to this Agreement are being acquired for Purchaser's or such designee's own account for investment and with no intention of distributing or reselling the same or any part thereof or interest therein in any transaction that would be in violation of the securities laws of the United States of America or any State.

         SECTION 5.7. Closing. The representations and warranties set forth in this Article V will be true and correct as of the Closing with the same effect as if made at the Closing.

                                   ARTICLE VI

                                   COVENANTS

         SECTION 6.1. Conduct of Business. Until the first to occur of the Closing or the termination of this Agreement pursuant to Section 8.1 hereof, the Company (including, in each case referred to in this Section 6.1, each of its Subsidiaries) agrees (except as contemplated by this Agreement or as set forth on the Disclosure Schedule or unless Purchaser shall otherwise consent in writing) that:

         (a) Ordinary Course. Except as provided in this Section 6.1, the Company shall, and shall cause each of its Subsidiaries to, (i) carry on its business in the usual, regular and ordinary course in a mariner consistent with past practices and in compliance with all applicable laws, rules and regulations, except with respect to the transactions contemplated by this Agreement, (ii) not introduce any new method of management or operation and (c) preserve intact its business organization, properties and assets, maintain its rights and franchises, and preserve its goodwill and its relationships with customers, suppliers and others having business dealings with it. The Company shall, and shall cause each of its Subsidiaries to, preserve in full force and effect all of leases, operating agreements, easements, rights-of-way, permits, licenses, contracts and other agreements which relate to the business, properties or assets of the Company (other than those expiring by their terms) and to perform or cause to be performed all obligations of the Company and its Subsidiaries in or under any of such leases, agreements or contracts relating to such assets.

         (b) Dividends; Changes in Stock. The Company shall not (i) declare or pay any dividend on or make any other distribution in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of, its capital stock, (iii) purchase, redeem or otherwise acquire for cash or property any shares of its capital stock or
(iv) take any preliminary action with respect to the foregoing.

         (c) Issuance of Securities. The Company shall not (a) issue, deliver, sell or authorize the issuance, delivery or sale of any stock appreciation rights or of any shares of its capital stock of any class or any securities convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or convertible or exchangeable securities or (b) enter into any agreement or understanding or take any preliminary action with respect to the foregoing.

         (d) Governing Documents; Inconsistent Agreements. The Company shall not (a) amend its articles of incorporation or bylaws or comparable organizational documents or (b) enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement.

         (e) Indebtedness. The Company shall not incur any indebtedness (other than Indebtedness in the ordinary course of business) for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities or other obligations of others, or enter into or modify any contract, agreement, commitment or arrangement with respect to the foregoing.

         (f) Employee Contracts and Benefit Plans. The Company shall not adopt or amend any Employee Benefit Plan or enter into any employment, severance, consulting or similar contract with any person or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder. The Company shall not grant any increase in compensation to any of its employees or pay any bonus, except as set forth on the Company Disclosure Letter. Neither the Company, nor any Employee Benefit Plan and any trust created thereunder, will (a) engage in any "prohibited transactions" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Code), (b) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, (c) terminate any plan in a manner that could result in the imposition of a Lien on any property of the Company pursuant to Section 4068 of ERISA or (d) take any action that could adversely affect the qualification of any Employee Benefit Plan or its compliance with the applicable requirements of ERISA or that might result in any "reportable event" (as such term is defined in Section 4043(b) of ERISA). The Company shall file, on a timely basis, all reports and forms required by federal regulations with respect to any Employee Benefit Plan or agreement described in the Company Disclosure Letter or any schedule hereto.

         (g) Prohibited Dispositions. Other than sales of the Company's equipment in the ordinary course of business, the Company shall not (a) sell, lease or otherwise dispose of any of its tangible assets having a book or market value in excess of $25,000 in the aggregate or intangible assets that are material individually or in the aggregate, to the business, results of operations, financial condition, assets or prospects of the Company or (b) enter into, or consent to the entering into, any agreement granting a right to sell, lease or otherwise dispose of any of such assets.

         (h) Lines of Business and Capital Expenditures. The Company shall not
(a) enter into any new line of business; (b) change its investments, management or other policies in any material respect; (c) incur or commit to any capital expenditures, obligations or liabilities in connection therewith other than capital expenditures, obligations or liabilities that do not exceed in the aggregate $25,000; (d) acquire or agree to acquire by merging or consolidating with, or acquire or agree to acquire by purchasing any assets of, or in any manner, any Person; or (e) otherwise, except as to the acquisition of materials and supplies for its products and activities in the usual and ordinary course of business consistent with past practice, acquire or agree to acquire any assets for a total consideration in the aggregate in excess of $25,000. The Company shall not make any investment in any Person.

         (i) Accounting Methods; Tax Matters. The Company shall not change its methods, practices or policies of accounting in effect at September 30, 1996, or change any of its methods of accounting for federal or state income Tax purposes from those employed in the preparation of the United States federal and state income Tax Returns of the Company for the taxable year ended September 30, 1996, except as required by changes in law. The Company shall not change its fiscal year. The Company shall not make any Tax election or settle or compromise any Tax liability.

         (j) Acquisitions. Except as set forth in Schedule 8.1 of the Company Disclosure Letter, the Company will not enter into any letters of intent, understanding, agreements or commitments relating to any acquisitions or sales of any companies, businesses or assets.

         (k) Compensation. The Company will not modify the compensation, including bonuses and incentive payments, of any officer, employee or consultant.

         (l) Agreements. The Company shall not agree to do any of the foregoing.

         SECTION 6.2. Access to Information. At all times during the Company's normal business hours from and after the date hereof until the first to occur of the Closing or the termination of this Agreement the Company shall afford Purchasers and their counsel and other authorized representatives such access to the properties, employees and officer of the Company and to all books, accounts, tax returns, financial and other records and contracts of every kind of the Company as the party making such request may reasonably request. The Company shall also furnish to Purchaser as promptly as practicable (a) all supplemental financial information regarding the Company prepared hereafter by the Company and (b) all other financial and operating data and other information concerning the Company's business, properties and personnel as Purchaser may reasonably request. Before the closing, the Company will, as requested, make available on a reasonable basis the officers and other appropriate employees of the Company, as the case may be, to discuss with representatives of Purchaser the condition, operation, business and prospects of the Company. The Company shall cause its officers to furnish Purchaser such financial and operating data, including, without limitation, monthly financial statements and board of directors reports, and other information with respect to the business and properties of the Company as Purchaser may from time to time request, including but not limited to, documents and information required in connection with financing commitments from lenders in connection with the Recapitalization. Purchaser may, at the Company's expense, engage an environmental consulting firm selected by Purchaser to undertake a "Phase I" environmental assessment of real property and facilities owned, leased or operated by the Company or any of its Subsidiaries in accordance with assessments generally followed by nationally recognized environmental consulting firms (the "Phase I Study"). The Company shall, and shall cause each of its Subsidiaries to, cooperate with and assist Purchaser and such consulting firm in performing such Phase I Study, including, without limitation, providing such information as it may have concerning the current and prior owners and uses of any such real property and facilities, and permitting test samples, borings and other commonly accepted investigative procedures to be utilized for such purposes.

         SECTION 6.3. Cooperation. Each of the parties hereto shall cooperate and use all best efforts to take, or cause to be taken, all such action, and to do, or cause to be done as promptly as practicable, all such things as are necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, (i) each of the parties hereto shall use best efforts to execute and deliver each of the documents and instruments required to be delivered by such party pursuant to Article II, and (ii) the Company shall execute and deliver in trust such documents as may reasonably be requested in connection with financing commitments from lenders in connection with the Recapitalization. If at any time after the Closing Date any further action is necessary or desirable to carry out or to evidence the completion of the transactions provided for in this Agreement, including, without limitation, the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action to effectuate the transactions contemplated hereby.

         SECTION 6.4. Consents and Approvals. The parties hereto each will cooperate with one another and use all reasonable efforts to prepare all necessary documentation, to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemption by, all third parties and Governmental Authorities necessary or desirable to consummate the transactions contemplated by this Agreement, it being agreed that the Company shall have primary responsibility to obtain any approvals, consents or waivers that may be required under any leases, indentures or other agreements to which the Company or any Subsidiary is a party or to which the Company, any Subsidiary, or any of their respective assets is subject. Each party will keep the other parties apprised of the status of any inquires made of such party by any Governmental Authority, including members of their staffs, with respect to this Agreement and the transactions contemplated hereby.

         SECTION 6.5. Public Announcements. Purchaser and the Company will consult with each other and will mutually agree (the agreement of each party not be unreasonably withheld) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation and agreement, and except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations; provided, however, that Purchaser and the Company will give prior notice to each other of the content and timing of any such press release or other public statements so required.

         SECTION 6.6. Supplemental Financial Statements; Disclosure
Supplements.

         (a) As necessary prior to the Closing Date, the Company shall supplement or amend the Company Disclosure Letter delivered in connection herewith to describe any matter which, if existing or occurring at or prior to the date of this Agreement, would have been required under the terms of this Agreement to be set forth or described in such the Company Disclosure Letter or which is necessary to correct any information in such the Company Disclosure Letter which has been rendered inaccurate thereby.

         (b) The Company shall promptly inform Purchaser in writing of any litigation, or of any claim or controversy or contingent liability that will become the subject of litigation, against the Company or affecting any of its business, properties or assets.

         SECTION 6.7. Escrow Agreement. At the Closing Date, Purchaser, the Stockholder Representative and the Escrow Agent shall enter into the Escrow Agreement.

         SECTION 6.8. Best Efforts; Competing Bids.

         (a) From and after the date hereof, the Company shall not, nor shall it permit or authorize any of its Subsidiaries, or any officers, directors or employees of, investment bankers, attorneys, accountants or other representatives to, solicit, initiate or encourage submission of any proposal or offer from any person which constitutes, or may reasonably be expected to lead to, any proposal for a merger or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in the Company or any of its Subsidiaries or a substantial portion of the assets of the Company or any of its Subsidiaries.

         (b) The Company will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate this Agreement, including such actions, as Purchaser may reasonably consider necessary, proper or advisable in connection with filing applications with, or obtaining approvals of, governmental bodies for the transactions contemplated by this Agreement.

         SECTION 6.9. Employment Agreement; Management Stock Options.

         (a) Concurrently with the execution and delivery of this Agreement by the parties hereto, the Company and Mr. Kenneth T. White, Jr. shall enter into the Employment Agreement pursuant to which Mr. White shall serve as President and Chief Executive Officer of the Company for a period of two years, after which Mr. White, subject to Purchaser's satisfaction with a proposed replacement for Mr. White in such positions, shall serve solely as Chairman of the Board of Directors of the Company for an additional three years.

         (b) At or prior to the Closing, the Company will adopt a New Management Option Plan. Within 90 days of the Closing, the Company will issue to employees under such New Management Option Plan an aggregate of 30,937.5 options to purchase Class A Common Stock at an exercise price per share of $73.00 pursuant to Section 1.8(c).


         SECTION 6.10. Composition of Board of Directors. The Company shall take all action necessary or reasonably requested by Purchaser to cause the board of directors of the Company, as of and after the Closing, to consist solely of four persons selected by Purchaser and three persons selected by the Company, as further provided in the Stockholders Agreement.


                                  ARTICLE VII

                               CLOSING CONDITIONS

         SECTION 6.1. Conditions to Obligations of All Parties. The obligations of all the parties to this Agreement to close the Recapitalization shall be subject to the fulfillment of the following conditions:

         (a) As of the Closing, no temporary restraining order, preliminary or permanent injunction or other order or restraint issued by any court of competent jurisdiction, no order, decree, restraint or pronouncement by any Governmental Authority, and no other legal restraint or prohibition that would prevent or have the effect of preventing the consummation of the Recapitalization shall be in effect.

         (b) All material permits, approvals, filings and consents required to be obtained or made and all waiting periods required or contemplated to expire, prior to the consummation of Recapitalization under applicable federal laws of the United States and applicable laws of any state having jurisdiction over the Recapitalization shall have been obtained, made or expired, as the case may be, and all such regulatory approvals shall be in full force and effect.

         (c) Purchaser, the Company and the Stockholders shall have received all consents, approvals and waivers from third parties necessary to permit the transactions contemplated by this Agreement, and such approvals and the transactions contemplated hereby shall not have been contested by any third party by formal proceeding. It is understood that, if any contest as aforesaid is brought by formal proceedings, Purchaser may, but shall not be obligated to, answer and defend such contest or otherwise pursue this transaction over such objection.

         (d) Each of Purchaser and the Company shall have received a solvency opinion, reasonably satisfactory in form and substance to them, as to the solvency of the Company in connection with the Recapitalization.

         (e) Each of Purchaser and the Company shall have received letters from Arthur Andersen, reasonably satisfactory in form and substance to them, as to
(i) the recapitalization accounting treatment of the Recapitalization, and (ii) the deductibility for federal income tax purposes of the payments to the holders of Options and Restricted Shares which aggregate before adjustment $16,760,400 pursuant to this Agreement.

         SECTION 7.2. Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement to consummate the Recapitalization are subject to the fulfillment at or prior to the Closing, or, if an earlier date is expressly provided below, at or prior to such earlier date, of the following conditions, any of which may be waived by Purchaser in writing:

         (a) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and at as of the Closing and the Company shall have duly performed and complied in all material respects with the covenants and agreements required by this Agreement to be performed by or complied with by it prior to or at the Closing.

         (b) Purchaser shall have received a certificate from the Company as to compliance with the matters set forth in paragraph (a) of this Section 7.2.

         (c) The representations and warranties of the Stockholders shall be true and correct as of the date when made and as of the Closing and the Stockholders shall have duly performed and complied with the covenants and agreements required by this Agreement to be performed by or complied with by the Stockholders prior to or at the Closing.

         (d) Purchaser shall have received an opinion from counsel for the Company, dated as of the Closing, and subject to reasonable assumptions and exceptions, to the effect that:

                  (i) The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and corporate authority to carry on its business as now being conducted.

                  (ii) The authorized and outstanding capital stock of the Company is as represented by the Company in this Agreement and each share of such stock has been duly and validly authorized and issued, is fully paid and non-assessable and was not issued in violation of the preemptive rights of any stockholder.

                  (iii) This Agreement and all other agreements and instruments required to be executed by the Company pursuant hereto or in connection herewith on or before the Closing Date have been duly authorized, executed and delivered by the Company.

                  (iv) Neither the execution and delivery of this Agreement or any of the documents to be executed and delivered in connection herewith, nor the consummation of the transactions herein or therein contemplated, nor the compliance with and fulfillment of the terms, conditions or provisions hereof or thereof shall conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the articles of incorporation or bylaws of the Company, any applicable law or regulation, or, to such counsel's knowledge, any material agreement of the Company.

                  (v) No consent, waiver, authorization, approval or order of any court or governmental agency or body that has not been obtained is required for the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         (e) Any and all permits, consents, waivers, clearances, approvals and authorizations of all third parties and Governmental Authorities which Purchaser believes to be necessary or advisable in connection with the consummation of the transactions provided for herein shall have obtained.

         (f) There shall have been no change in the business, assets, financial condition or prospects of the Company since the date of this Agreement which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

         (g) The mix and composition of the Company' current and other assets and current and other liabilities as of the Closing Date shall not materially differ from such mix and composition as of June 30, 1997.

         (h) The Subordinated Debentures shall have been converted in accordance with their terms into Common Stock as contemplated by this Agreement and to the reasonable satisfaction of Purchaser.

         (i) The Company's Indebtedness (other than the Subordinated Debentures) shall have been discharged and released to the reasonable satisfaction of Purchaser, and Purchaser shall have received pay-off, discharge and release letters reasonably satisfactory in form and substance to Purchaser as to such payment, discharge and release.

         (j) The Employment Agreement entered into between the Company and Kenneth T. White, Jr. pursuant to Section 6.9(a) shall be executed and be in full force and effect at the Closing.

         (k) The Stockholder Representative shall have been appointed and authorized to act as such in writing by each and all of the Stockholders, (which appointment and authorization shall be accomplished through execution of this Agreement by each of such persons, or through such other means as shall be approved by Purchaser) and each such appointment and authorization shall remain in full force and effect.

         (l) The respective resignations and elections of members of the board of directors of the Company contemplated by Section 6.10 shall be effective as of the Closing.


         (m) The Financial Advisory Services Agreement between The Jordan Company and the Company shall have been executed and delivered by the parties thereto and shall be in full force and effect.

         (n) Purchaser, the Stockholder Representative and the Escrow Agent shall have entered into the Escrow Agreement and the Escrow Agreement shall be in full force and effect.

         (o) Each of the individual steps in the Recapitalization provided for in Article I shall be completed in their entirety and concurrently as a single integrated transaction and the completion of each shall be subject to and conditioned upon the completion of each of the other such steps.

         (p) Purchaser shall have received such other agreements, instruments, opinions and documents reasonably requested by Purchaser in connection with the Recapitalization.

         SECTION 7.3. Conditions to Obligations of the Company. The obligations of the Company and the Stockholders under this Agreement to consummate the Recapitalization are subject to the fulfillment of the following conditions at or prior to the Closing:

         (a) The representations and warranties of Purchaser shall be true and correct as of the date when made and at as of the Closing and the Purchaser shall have duly performed and complied with the covenants and agreements required by this Agreement to be performed by or complied with by it prior to or at the Closing.

         (b) The Company shall have received a certificate from the Purchaser as to compliance with the matters set forth in paragraph (a) of this Section 7.3.

         (c) The Employment Agreement entered into between the Company and Kenneth T. White, Jr. pursuant to Section 6.9(a) shall be executed and be in full force and effect at the Closing.

         (d) Each of the individual steps in the Recapitalization provided for in Article I shall be completed in their entirety concurrently as a single integrated transaction and the completion of each shall be subject to and conditioned upon the completion of each of the other such steps.

                                  ARTICLE VIII

                          TERMINATION AND ABANDONMENT

         SECTION 8.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

         (a) by mutual consent of the Company and Purchaser; or

         (b) by either the Company or Purchaser, if a court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable, provided, that the right to terminate this Agreement shall not be available to any party whose breach of this Agreement has been the cause of, or has resulted in, the failure of the transactions contemplated hereby to occur on or before such date.

         SECTION 8.2. Procedure and Effect of Termination. In the event of termination and abandonment of the transactions contemplated hereby pursuant to
Section 8.1, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and such transactions shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

         (a) upon request therefor, each party shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

         (b) no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (i) that the provisions of this Section 8.2 shall remain in full force and effect and (ii) no party waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE IX

                           SURVIVAL; INDEMNIFICATION


         SECTION 9.1. Survival. All representations, warranties, covenants and agreements of the parties hereto contained in this Agreement or in any certificates, instruments or documents delivered pursuant hereto, other than the representations and warranties of the Stockholders set forth in Article IV (the "Stockholder Warranties"), shall survive the Closing, and continue in full force and effect until the eighteen month anniversary of the Closing Date (the "Survival Date"), regardless of any investigation or "due diligence" performed or made by or on behalf on any Indemnified Party prior to the Closing Date or any actual knowledge of an Indemnified Party prior to the Closing Date with respect to any matter as to which indemnification is sought, (such survival date being referred to as the "Survival Date"). The Stockholder Warranties shall survive the Closing without limit. From and after the Survival Date, no party hereto shall be under any liability whatsoever pursuant to this Article IX with respect to any matter for which indemnification may be sought, except with respect to the Stockholder Warranties and to matters for which notice has been received in accordance with the provisions of this Article IX. No party hereto shall have any indemnification obligation pursuant to this Article IX with respect to any matter for which indemnification may be sought unless before the applicable Survival Date, it (the "Indemnifying Party") shall have received from the party seeking indemnification (an "Indemnified Party") written notice as to the matter or matters for which indemnification is sought. The notice (a "Notice of Claim") to be provided by the Indemnified Party to the Indemnifying Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent that, the Indemnifying Party is materially prejudiced thereby.

         SECTION 9.2. Indemnification by Stockholders. Subject to the terms and provisions of this Article IX, the Stockholders shall, to the extent of the Cap Amount (as defined in Section 9.6(b)) in the case of any claim not relating to or arising under the Stockholder Warranties, and to the extent of the Stock Consideration in the case of claims relating to or arising out of the Stockholder Warranties or the obligation of the Stockholders to indemnify Purchaser pursuant to Article IV, defend, indemnify and hold Purchaser and its successors and assigns (collectively the "Purchaser Group") harmless at all times from and after the Closing Date immediately on demand against and in respect of any Damages, as incurred, which Damages are incurred, sustained, suffered by or resulting to the Purchaser Group, or any of them, arising out of, resulting from, incurred in connection with, or sustained as a result of:

                  (a) any inaccurate representation made by or on behalf of the Company or the Stockholders in, or pursuant to this Agreement or any certificate, instrument or document delivered pursuant hereto or thereto; or

                  (b) any breach of any warranty made by or on behalf of the Company or the Stockholders in or pursuant to this Agreement or any certificate, instrument or document delivered pursuant hereto or thereto; or

                  (c) any breach, default, nonfulfillment, nonperformance or nonobservance in the performance, fulfillment, or observance of any of the obligations, covenant or agreements which are to be performed, fulfilled or observed by the Company or the Stockholder in or pursuant to this Agreement or any certificates, instruments or documents delivered pursuant hereto.

         SECTION 9.3. Indemnification by Purchaser. Subject to the terms and conditions of this Article IX, Purchaser agrees to defend, indemnify and hold the Stockholders harmless at all times from and after the Closing date immediately on demand, against and in respect of any Damages, as incurred, which Damages are incurred, sustained, suffered by or result to the Stockholders, or any of them, arising out of, resulting from, incurred in connection with or sustained as a result of:

                  (a) any inaccurate representation made by or on behalf of Purchaser in, or pursuant to this Agreement or any certificate, instrument or document delivered pursuant hereto or thereto; or

                  (b) any breach of any warranty made by or on behalf of Purchaser in or pursuant to this Agreement or any certificate, instrument or document delivered pursuant hereto or thereto; or

                  (c) any breach, default, nonfulfillment, nonperformance or nonobservance by Purchaser in the performance, fulfillment, or observance of any of the obligations, covenants or agreements (other than those set forth in Section 6.8) which are to be performed, fulfilled or observed by or on behalf of Purchaser in or pursuant to this Agreement or any certificates, instruments or documents delivered pursuant hereto or thereto;


         SECTION 9.4. Procedure for Indemnification. If and whenever an Indemnified Party desires to claim indemnification for any of the matters for which indemnification may be sought pursuant to the provisions of this Article IX, such Indemnified Party shall deliver to the Indemnifying party a Notice of Claim specifying each of the matters for which indemnification is sought. Upon receiving the Notice of Claim, the Indemnifying Party shall have the right, exercisable at any time during a ten-day period from the day of the receipt of the Notice of Claim, to elect to compromise or defend against any of the matters for which indemnification is sought through counsel of its own choosing and at its expense, or at the election of the Indemnifying Party, exercisable at any time within such ten-day period, the Indemnified Party shall have the right to compromise or defend against any of the matters for which indemnification is sought, through counsel of its own choosing and at the expense of the Indemnifying Party. If the Indemnifying Party does not make either of the elections called for by this Section 9.4 within such ten-day period, or to the extent the Indemnifying Party fails to make such election, then and in that event, the Indemnified Party shall have the right to compromise or defend against any of the matters for which indemnification is sought through counsel of its own choosing and at the expense of the Indemnifying Party. If any action or claim for which indemnification is sought is asserted both against the Indemnifying Party and the Indemnified Party, and in good faith it is determined there is a conflict of interest which renders it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be responsible for paying for separate counsel for the Indemnified Party; provided, however, that if there is more than one Indemnified Party, the Indemnifying Party shall not be responsible for paying for more than one separate firm of attorneys to represent the Indemnified Party, regardless of the number of Indemnified Parties. The Indemnified Party will not consent to the entry of a judgment or enter into any agreement with respect to any matter for which indemnification is sought without the written consent of the Indemnifying Party. The Indemnifying Party shall not consent to the entry of a judgement with respect to any matter for which indemnification is sought or enter into any settlement with respect thereto which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party. All attorneys and other representatives employed by the Indemnifying Party shall be subject to approval by the Indemnified Party, which approval shall not be unreasonably withheld or delayed.

         SECTION 9.5. Dispute as to Right of Indemnification. In the event the question of the right to indemnification is submitted to a court of competent jurisdiction for determination, all attorneys' fees and other costs and expenses in litigating the question of the right of an Indemnified Party to indemnification shall be awarded to the prevailing party against the party against whom such determination is rendered.

         SECTION 9.6. Indemnification Cap and Deductible.

         (a) Stockholders and Purchasers shall not be liable for any claim for indemnification pursuant to the provisions of this Article IX for any matter for which indemnification is sought unless and until, and only to the extent that, the aggregate amount of Damages exceeds $150,000 (the "Deductible"). Except for the Stockholder Warranties, the Stockholders and the Purchaser will not be liable for indemnification pursuant to this Article IX in excess of the Cap Amount., after which the Stockholders shall be liable for the full amount of the indemnification without reduction for the Deductible up to the Cap Amount.

         (b) At the Closing, Purchaser shall deposit the Escrow Funds with the Escrow Agent pursuant to the Escrow Agreement. The initial amount of the Escrow Funds is also herein referred to as the "Cap Amount". The Stockholders shall not be liable for Damages with respect to any matter for which indemnification may be sought in excess of the Cap Amount, except that each Stockholder shall be severally liable up to the full amount of the portion of the Stock Consideration paid to or for the benefit of such Stockholder in the manner provided in this

Agreement in respect of any Damages resulting from an inaccuracy or breach of any Stockholder Warranty made by such Stockholder. At such time as the Damages of the Purchaser Group with respect to any matter for which indemnification may be sought by the Purchaser Group under this Article IX is agreed upon by the Stockholder Representative or is finally determined by a court of competent jurisdiction, the Escrow Agent shall pay to the Purchaser Group the portion or portions of the Cap Amount to which the Purchaser Group is entitled.

         (c) Immediately following the Survival Date, the remaining portion of the Cap Amount not theretofore paid or distributed to or for the benefit of a member of the Purchaser Group, together with any interest accrued on the Escrow Funds, shall be distributed by the Escrow Agent to the Stockholder Representative for distribution to the Stockholders in accordance with the ownership interests therein; provided, however, that the Escrow Agent shall continue to hold and not distribute to the Stockholder Representative such remaining portion of the Cap Amount as shall be sufficient to cover damages of the Purchaser Group with respect to any amount for which indemnification may be sought and for which notice was given prior to the Survival Date, if such damage amount is then determinable, or the entire remaining portion of the Cap Amount if such damage amount is not then determinable.

         SECTION 9.7. Indemnification of Claims Covered by Insurance. Notwithstanding any provision to the contrary contained herein, to the extent any potential claim is covered by insurance or otherwise indemnified by third parties, neither the Stockholders nor Purchaser shall have any obligation to each other and accordingly no subrogation right shall accrue to the benefit of any insured or any third party, as a result of any indemnification covenant given by either the Stockholders or Purchaser herein. This Section 9.7 shall not apply to the extent such insurance coverage or indemnify is limited due to the insolvency of any third party.


                                   ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.1. Taking of Necessary Action. Subject to the terms and conditions of this Agreement each of the parties hereto agrees, subject to applicable laws, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations and this Agreement to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Parties shall use reasonable efforts to obtain and to make all consents, approvals, assurances and filing of or with third parties and Governmental Authorities necessary or, in the opinion of the Purchaser of the Company reasonably advisable for the consummation of the transactions contemplated by this Agreement, including but not limited to those contemplated by Sections 3.6 and 3.16.

         SECTION 10.2. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns, heirs and legal representatives, as the case may be. The Company may not assign this Agreement or any of its rights, interests or obligations hereunder to any other party. Prior to the Closing, Purchaser may not assign this Agreement or any of its rights, interests or obligations hereunder to any party (other than its affiliate) without the prior written consent of the Company which shall not be unreasonably withheld. After the Closing, Purchaser may assign this Agreement and any of its rights, interests and obligations hereunder to any other party.

         SECTION 10.3. Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) contains the entire agreement among the parties hereto with respect to the Merger and neither this nor any document delivered in connection with this Agreement confers upon any person not a party hereto any rights or remedies hereunder.

         SECTION 10.4. Amendment and Modification. The parties may, by mutual written agreement, extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive such other party's performance of any of the obligations set out in this Agreement or amend this Agreement. Any agreement on the part of any party hereto for any such extension, waiver or amendment shall be validly and sufficiently authorized officer or representative of Purchase or, if given by the Company, by a duly authorized officer or representative of the Company.

         SECTION 10.5. Waiver of Compliance; Consents. Any failure of Purchaser, on the one hand, or of the Company or the Stockholders, on the other hand, to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by the Stockholder Representative or Purchaser, respectively, but such waiver or failure to insist upon strict compliance with such obligations, covenant, agreement or condition shall not operate as a wavier of, or estoppel with respect to, any other failure.

         SECTION 10.6. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         SECTION 10.7. Expenses and Obligations. If this Agreement is terminated for any reason, each of the Parties shall pay their own expense. Upon consummation of this Agreement all expenses of the Company and Stockholders shall be paid by the Company as Company and Stockholder Transaction Costs and all expenses of the Purchaser shall be paid by the Company.

         SECTION 10.8. Parties in Interest. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto, and, nothing in this Agreement, except as set forth below, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement is solely an obligation of the parties hereto, and no stockholder, director, officer employee, partner or affiliate of the Company or Purchaser will have any obligation or liability hereunder, except as expressly provided herein or otherwise expressly agreed by them.

         SECTION 10.9. Notices. All notices and other communication hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) as follows:

         (a)      If to Purchaser, to:

                  The Jordan Company
                  9 West 57th Street
                  New York, New York 10019
                  Attention: Jonathan F. Boucher
                  Facsimile No.: (212) 755-5263

                  with a copy to:

                  Mayer, Brown, & Platt
                  1675 Broadway
                  New York, New York 10019-5820
                  Attention: James B. Carlson
                  Facsimile No.: (212) 849-5515

         (b)      If to the Company, to:

                  W-H Holdings, Inc.
                  10370 Richmond Avenue, Suite 650
                  Houston, Texas 77042
                  Attention: Kenneth T. White, Jr.
                  Facsimile No.: (713) 974-7029

                  with a copy to:

                  Vinson & Elkins
                  1001 Fannin
                  Houston, Texas 77002
                  Attention: Robert H. Whilden, Sr.
                  Facsimile No.: (713) 758-2346

         (c) If to the Stockholders, the Optionholders, the Warrantholders or the Stockholder Representative, to:

                  W-H Holdings, Inc.
                  10370 Richmond Avenue, Suite 650
                  Houston, Texas 77042
                  Attention: Kenneth T. White, Jr.
                  Facsimile No.: (713) 974-7029

         SECTION 10.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts-of-laws rules thereof.

         SECTION 10.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         SECTION 10.12. Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.13. Certain Definitions; Interpretation.

         (a) As used in this Agreement, the following terms shall have the meanings indicated below:

         "Affiliate" shall mean a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another person.

         "Company Disclosure Letter" shall mean the letter together with the attachments thereto, delivered by the Company pursuant to Article III prior to the execution and delivery of this Agreement by the parties hereto and updated pursuant to Section 6.6, which letter and attachments thereto sets forth any and all exceptions to the representations and warranties made by the Company in
Article III and provides certain additional information as specified in Article III.

         "Company Stockholder Agreement" shall mean the Stockholder Agreement in form and substance reasonably acceptable to Purchaser, the Company and the Stockholder Representative.

         "Company and Stockholder Transaction Costs" shall mean all fees, charges, costs disbursements, commissions, or other expenses of or attributable to the Company, its Subsidiaries, the Stockholders, the Optionholders, the Warrantholders or the Stockholder Representative pursuant to this Agreement and the transactions contemplated hereby, including their respective financial advisory, legal, and accounting fees and expense, whether paid or payable prior to, at or after the Closing.

         "Conversion Shares" shall mean the 10,000 shares of Class A Common Stock issuable upon conversion of the Subordinated Debentures.

         "Damages" shall mean any and all losses (net of realized tax benefits), costs, damages, claims, fines, taxes, interest, penalties, expenses, including, without limitation, attorneys' fees and expenses, amounts paid in settlement, court costs, fees and expenses of accountants, investment bankers, environmental consultants and other experts, and other expenses of litigation and investigation.

         "EBITDA" shall mean the consolidated earnings of the Company and its Subsidiaries as determined in accordance with GAAP, but before any extraordinary items and before reduction for expenses relating to interest, taxes, depreciation and amortization.

         "Employment Agreement" shall mean that certain Employment Agreement to be entered into between the Company and Mr. Kenneth T. White, Jr., in form and substance reasonably acceptable to the Purchaser, the Company and the Stockholder Representative.

         "Environmental Laws" shall mean all applicable federal, state or local statutes, codes, rules, regulations or permits relating to the environment, natural resources, pollution or contamination or toxic or hazardous substances.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" shall mean the escrow agent appointed and acting as such under the Escrow Agreement.

         "Escrow Agreement" shall mean that certain Escrow Agreement dated the date of this Agreement, among Purchaser, the Stockholder Representative and Republic Bank, N.A., as Escrow Agent, in form and substance reasonably satisfactory to Purchaser, the Company and the Stockholder Representative.

         "Fully Diluted Basis" shall mean the number of shares of Class A Common Stock outstanding immediately prior to the Closing, assuming all of the Subordinated Debentures are converted, all of the Restricted Shares are issued.

         "GAAP" shall mean United States generally accepted accounting principles.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions.

         "Indebtedness" shall mean all liabilities, whether contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Company or any Subsidiary or only to a portion thereof), or
(ii) evidenced by bonds, notes, debentures, or deferred purchase price of property (other than as represents an account payable in the ordinary course of business consistent with past practice to a trade creditor in connection with obtaining goods, materials or services), or (iii) for the payment of money related to any capitalized lease obligation (as determined in accordance with GAAP), or (iv) for repayment obligations with respect to any letter of credit or (v) arising in connection with the guaranty of any liability or obligation of any other Person, in each case, together with all interest, premium, fees, expenses, costs and other obligations and liabilities relating thereto, including, for purposes of Article I, in connection with the pay-off, discharge and release thereof.

         "Letter of Transmittal" shall mean the letter of transmittal to be delivered by the Stockholders, the Optionholders and Warrantholders with respect to the Class A Common Stock, the Options and the Warrants substantially in form and substance reasonably acceptable to the Purchaser, the Company and the Stockholder Representative.

         "Management Consulting Agreement" shall mean that certain Management Consulting Agreement to be entered into between the Company and The Jordan Company as of the Closing Date in form and substance reasonably acceptable to the Purchaser, the Company and the Stockholder Representative providing for (i) a fee payable at Closing equal to $1.7 million, and (ii) an annual management and consulting fee equal to 2.5% of EBITDA, (iii) other customary investment banking, sponsorship and advisory fees, and (iv) such other terms, conditions, indemnities and reimbursements as the Company and The Jordan Company shall agree.

         "Material Adverse Effect" shall mean any of (i) an obligation, liability or circumstance involving or which could reasonably be expected to involve the expenditure of $50,000 or more, (ii) a material adverse effect on the business, operations, liabilities, properties, assets, financial condition or prospects of, in the case of the Company, the Company and its Subsidiaries taken individually or as a whole, or (iii) in the case of Purchaser, solely of, or in the ability of the Company or Purchaser, as applicable, to perform its obligations under this Agreement.

         "New Management Option Plan" shall mean the Management Incentive Option Plan to purchase 30,937.5 shares of Class A Common Stock in form and substance reasonably acceptable to the Purchaser, the Company and the Stockholders Representative.

         "New Subordinated Debentures" shall mean the subordinated debentures that are to be purchased by Purchaser or its affiliates from the Company as provided in Section 1.2.

         "Options" shall mean employee stock options to purchase 251,500 shares of Class A Common Stock granted pursuant to the Stock Option Plan.

         "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

         "Per Share Escrow Adjustment" shall mean the result obtained by dividing (a) $6,350,000 by (b) 645,606, or $9.83572.

         "Per Share Purchase Price Adjustment" shall mean the result obtained by dividing the (a) sum of (i) the Company and Stockholder Transaction Costs of the Company and its Subsidiaries as of the Closing in excess of $1 million, plus (ii) Indebtedness (other than in respect of the Subordinated Debentures) of the Company and its Subsidiaries as of the Closing in excess of $16.5 million (net of cash or cash equivalents); provided, that in calculating such $16.5 million (net of cash and cash equivalents), Indebtedness of the type referred to in clause (iv) of the definition thereof will be ignored; divided by (b) 912,456. In connection with such determination, (x) Company and Stockholder Transaction Costs will be as set forth in final invoices delivered at Closing and will be reasonably acceptable to the Company and Purchaser, and
(y) such Indebtedness will be as set forth in pay-off, discharge and release letters delivered at Closing from the holders of such Indebtedness and will be reasonably acceptable to the Company and Purchaser.

         "Purchasers Warrants" shall mean the Warrants for purchase 37,812.5 shares of Class A Common Stock.

         "Restricted Shares" shall mean the 45,300 shares of Class A Common Stock issuable to Management.

         "Retained Shares" shall mean the 55,000 shares of Class A Common Stock retained by the Stockholders pursuant to Section 1.2.

         "Stockholder Schedule" shall mean the stockholder schedule included in the Company Disclosure Letter.

         "Subordinated Debentures" shall mean the 12% Subordinated Debentures due December 1997 issued by the Company prior to the date of this Agreement.

         "Subsidiary" or "Subsidiaries" shall mean any corporation and other entity of which The Company directly or indirectly owns shares of capital stock or other equity interests having in the aggregate 50% or more of the total combined voting power of the issued and outstanding shares of capital stock entitled to vote generally in the election of directors or equity interests of such corporation or other entity

         "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments, including (without limitation) income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance and employees; income withholding, unemployment and Social Security taxes, which are imposed by the United States or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions to tax related thereto.

         "Tax Returns" shall mean any report, return statement, schedule or other filings (including any related or supporting information) required to be supplied to a taxing authority in connection with Taxes.

         "Warrants" shall mean the warrants to purchase 15,050 Class A Common Stock issued by the Company prior to the date of this Agreement.

         (b) The following terms used in this Agreement are defined in the respective Sections of this Agreement indicated opposite each such term below:


                  Agreement............................................................................... Preamble
                  Cap Amount........................................................................ Section 9.6(b)
                  Class A Common Stock................................................................. Section 3.4
                  Class B Common Stock................................................................. Section 3.4
                  Closing ............................................................................. Section 2.1
                  Closing Date......................................................................... Section 2.1
                  Closing Date Period................................................................. Section 3.23
                  Closing Option Consideration......................................................... Section 1.3
                  Closing Warrant Consideration........................................................ Section 1.4
                  Deductible........................................................................ Section 9.6(a)
                  Employee Benefit Plans........................................................... Section 3.17(b)

                  Environmental Claims ............................................................ Section 3.15(c)
                  Environmental Filings ........................................................... Section 3.15(b)
                  Environmental Permits............................................................ Section 3.15(b)
                  Escrow Funds...................................................................... Section 2.1(f)
                  Financial Statements ................................................................ Section 3.7
                  The Company ............................................................................ Preamble
                  Indemnified Party.................................................................... Section 9.1
                  Indemnifying Party................................................................... Section 9.1
                  Information ........................................................................ Section 3.27
                  Insurance Policies ................................................................. Section 3.19
                  Interim Balance Sheet................................................................ Section 3.7
                  IP Rights........................................................................ Section 3.17(b)
                  Leased Properties ............................................................... Section 3.12(b)
                  Liens ........................................................................... Section 3.12(b)
                  Notice of Claim...................................................................... Section 9.1
                  Option Consideration ................................................................ Section 1.2
                  Optionholders .......................................................................... Preamble
                  Owned Properties................................................................. Section 3.12(b)
                  Phase I Study ...................................................................... Section 6.2
                  Properties....................................................................... Section 3.12(b)
                  Purchaser............................................................................... Preamble
                  Purchaser Group...................................................................... Section 9.2
                  Recapitalization....................................................................... Recital A
                  Stockholders............................................................................ Preamble
                  Stockholder Representative........................................................... Section 1.6
                  Stockholder Warranties............................................................... Section 9.1
                  Survival Date ....................................................................... Section 9.1
                  Warrant Consideration................................................................ Section 1.2
                  Warrantholders.......................................................................... Preamble
                  Year-End Balance Sheets.............................................................. Section 3.7



                  (c) When a reference is made in this Agreement to an "Article" or "Section" such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation", whether or not so stated. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

         SECTION 10.14. Entire Agreement. This Agreement and the Company Disclosure Letter embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement and the Company Disclosure Letter supersede all prior or contemporaneous agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by its duly authorized officers, in one or more counterparts, all as of the day and year first above written.

                                    W-H HOLDINGS, INC.


                                    By: /s/ KENNETH T. WHITE, JR.
                                       ------------------------------------------
                                          Kenneth T. White, Jr.
                                            Chairman of the Board



                                    W-H INVESTMENT, L.P.

                                    By:      W-H  Investment Corp.,
                                             general partner

                                    Its: /s/ JOHNATHAN BOUCHER
                                        -----------------------------------------
                                          Johnathan Boucher
                                          Vice President

                                    STOCKHOLDERS:                                                    ELECTION TO
                                                                                                   RETAIN SHARES
                                                                                             (Indicate by check
                                                                                               mark if you elect
                                                                                                  to retain your
                                                                                                Retained Shares)
                                    KENNETH T. WHITE, JR.                                             [ ]

                                    /s/ KENNETH T. WHITE, JR
                                    ------------------------------------------


                                    RALPH DERUBBO                                                     [ ]

                                    /s/ RALPH DERUBBO
                                    ------------------------------------------



                                                                                                ELECTION TO
                                                                                              RETAIN SHARES
                                    S. TEVIS GRINSTEAD                                              [ ]

                                    /s/ S. TEVIS GRINSTEAD
                                    ------------------------------------------



                                    WYATT MADDUX                                                    [ ]

                                    /s/ WYATT MADDUX
                                    ------------------------------------------



                                    NUTMEG VOTING TRUST                                             [ ]

                                    /s/ NUTMEG VOTING TRUST
                                    ------------------------------------------
                                    Trustee



                                    WITHAM MANAGEMENT                                               [ ]
                                       CORPORATION

                                    /s/ JAMES MORTON
                                    ------------------------------------------
                                    Director



                                    EDWARD C. OSTERBERG                                             [ ]

                                    /s/ EDWARD C. OSTERBERG
                                    ------------------------------------------


                                                                                                ELECTION TO
                                                                                              RETAIN SHARES

                                    JANIS E. ST. ONGE                                               [X]

                                    /s/ JANIS E. ST. ONGE
                                    ------------------------------------------



                                    R. H. WHILDEN, JR                                               [X]

                                    /s/ R. H. WHILDEN, JR
                                    ------------------------------------------



                                    THOMAS P. WHITE                                                 [ ]

                                    /s/ THOMAS P. WHITE
                                    ------------------------------------------



                                    CHARLES A. HOLSTON                                              [ ]

                                    /s/ CHARLES A. HOLSTON
                                    ------------------------------------------



                                    CRAIG A. HOLSTON                                                [ ]

                                    /s/ CRAIG A. HOLSTON
                                    ------------------------------------------


                                                                                                ELECTION TO
                                                                                              RETAIN SHARES

                                    MARIAN C. JAMAIL                                                [ ]

                                    /s/ MARIAN C. JAMAIL
                                    ------------------------------------------



                                    CHERYL HOLSTON MAGGIORE                                         [X]

                                    /s/ CHERYL HOLSTON MAGGIORE
                                    ------------------------------------------



                                    RHONDA HOLSTON WATKINS                                          [X]

                                    /s/ RHONDA HOLSTON WATKINS
                                    ------------------------------------------



                                    HARTSON NOMINEES LIMITED                                        [X]

                                    /s/ HARTSON NOMINEES LIMITED
                                    ------------------------------------------



                                    VINSON & ELKINS                                                 [ ]

                                    By: /s/ R.H. WHILDERN, JR.
                                    ------------------------------------------
                                        Partner


                                    DAVID ELIFF                                                     [X]

                                    /s/ DAVID ELIFF
                                    ------------------------------------------


                                                                                                ELECTION TO
                                                                                              RETAIN SHARES

                                    JAKE W. BROUSSARD                                               [X]

                                    /s/ JAKE W. BROUSSARD
                                    ------------------------------------------



                                    ISAAC H. SMITH                                                  [X]

                                    /s/ ISAAC H. SMITH
                                    ------------------------------------------



                                    DANIEL SPILLER                                                  [X]

                                    /s/ DANIEL SPILLER
                                    ------------------------------------------



                                    LAWRENCE J. THOMPSON                                            [X]

                                    /s/ LAWRENCE J. THOMPSON
                                    ------------------------------------------



                                    TRUSTEES OF EVESWISE                                            [X]

                                    /s/ CHRISTOPHER MILLS
                                    ------------------------------------------
                                    Trustee



                                    ANDREW J. QUARTAPELLA                                           [X]

                                    /s/ ANDREW J. QUARTAPELLA
                                    ------------------------------------------


                                                                                                ELECTION TO
                                                                                              RETAIN SHARES

                                    VALERIE WHITE                                                   [ ]

                                    /s/ VALERIE WHITE
                                    ------------------------------------------

                                    RAYMOND H. ELLISON                                              [X]

                                    /s/ RAYMOND H. ELLISON
                                    ------------------------------------------



                                    GLENN J. CHAMPEAUX                                              [X]

                                    /s/ GLENN J. CHAMPEAUX
                                    ------------------------------------------



                                    W. J. THOMAS III                                                [X]

                                    /s/ W. J. THOMAS III
                                    ------------------------------------------



                                    BANK OF SCOTLAND LONDON                                         [X]
                                      NOMINEES LIMITED

                                    /s/ [illegible]
                                    ------------------------------------------
                                    Director
                                    Director/Secretary


                                    F&C NOMINEES LTD A/C VEN                                        [ ]
                                    (Record Holder)

                                    /s/ [illegible]
                                    ------------------------------------------


                                                                                                ELECTION TO
                                                                                              RETAIN SHARES

                                    SECOND CONSOLIDATED TRUST PLC                                   [ ]
                                    (Beneficial Owner)

                                    /s/ [illegible]
                                    --------------------------------------------



                                    ALEXANDER REID                                                  [ ]

                                    /s/ CHRISTOPHER MILLS
                                    --------------------------------------------
                                    As attorney for Alexander Reid


                                    BANK OF SCOTLAND NOMINEES LTD                                   [ ]


                                    --------------------------------------------



                                    DRAYTON, ENGLISH AND INTL.                                      [ ]
                                       TRUST PLC

                                    /s/ W.R. [illegible]
                                    --------------------------------------------
                                    Director


                                    ELAINE WHITE                                                    [ ]

                                    /s/ ELAINE WHITE
                                    ------------------------------------------


                                                                                                ELECTION TO
                                                                                              RETAIN SHARES


                                    KENNETH T. WHITE III                                            [X]

                                    /s/ KENNETH T. WHITE III
                                    ------------------------------------------



                                    KENNON L. WATKINS                                               [X]

                                    /s/ KENNON L. WATKINS
                                    ------------------------------------------